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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Allos Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2011

Dear Stockholder:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Allos Therapeutics, Inc., a Delaware corporation (the "Company"). The meeting will be held on June 21, 2011 at 8:00 am local time at the Westin Westminster Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020 for the following purposes:

  1.
  To elect seven directors to serve for the ensuing year and until their successors are elected.

  2.
  To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement.

  3.
  To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers.

  4.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

  5.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the proxy statement accompanying this Notice.

        The record date for the Annual Meeting is April 25, 2011. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ MARC H. GRABOYES Marc H. Graboyes Secretary

Westminster, Colorado
April 29, 2011

        Pursuant to the Internet proxy rules promulgated by the Securities and Exchange Commission, the Company has elected to provide access to its proxy materials over the Internet. Accordingly, stockholders of record at the close of business on April 25, 2011 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement thereof. The Company expects to mail the Notice Regarding the Availability of Proxy Materials on or about May 12, 2011.

        All stockholders are cordially invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please vote, as instructed in the Notice Regarding the Availability of Proxy Materials, via the Internet or the telephone, as promptly as possible in order to ensure your representation at the annual meeting. Alternatively, you may follow the procedures outlined in the Notice Regarding the Availability of Proxy Materials to request a paper proxy card to submit your vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from that record holder.

ALLOS THERAPEUTICS, INC.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020

PROXY STATEMENT
FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 21, 2011

 QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), Allos Therapeutics, Inc. (sometimes referred to as the "Company," "Allos," "we," "us," and "our") has elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the "Notice") to our stockholders of record as of April 25, 2011. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

        We intend to mail the Notice on or about May 12, 2011 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

        You will not receive any other proxy materials by mail unless you request to receive a printed set of the proxy materials by following the instructions found in the Notice.

How do I attend the annual meeting?

        The meeting will be held on Tuesday, June 21, 2011 at 8:00 am local time at the Westin Westminster Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020. Directions to the Westin Westminster Hotel may be found at http://www.westindenverboulder.com/local-area. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on April 25, 2011 will be entitled to vote at the annual meeting. On this record date, there were 105,586,343 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on April 25, 2011 your shares were registered directly in your name with the Company's transfer agent, Mellon Investor Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on April 25, 2011 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are four matters scheduled for a vote:

  •
  Election of seven directors;

  •
  Advisory approval of the compensation of the Company's named executive officers, as disclosed in this proxy statement in accordance with SEC rules;

  •
  Advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers; and

  •
  Ratification of selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.

What if another matter is properly brought before the meeting?

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. With regard to your advisory vote on the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers, you may vote for any one of the following: one year, two years or three years, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may otherwise elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 pm, Eastern Time on June 20, 2011 to be counted.

  •
  To vote through the Internet, go to www.proxyvoting.com/alth to complete an electronic proxy card. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 pm, Eastern Time on June 20, 2011 to be counted.

  •
  To vote using the proxy card, simply complete, sign and date the proxy card that you may request or that may be otherwise delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2011.

What if I return a proxy card or otherwise vote but do not make specific choices?

        If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, "For" the election of all seven nominees for director, "For" the advisory approval of the compensation of the Company's named executive officers, "For" three years as the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers and "For" the ratification of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2011. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees and Mellon Investor Services may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but Mellon Investor Services will be paid its customary fee of $8,000 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may grant a subsequent proxy by telephone or through the Internet.

  •
  You may send a timely written notice that you are revoking your proxy to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        Your most current proxy card or telephone or Internet proxy is the one that is counted.

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent to revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 31, 2011 to the attention of our Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so no earlier than March 23, 2012 and no later than April 22, 2012. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes "For," "Withhold" and broker non-votes; for the proposal regarding the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers, votes for frequencies of one year, two years or three years, abstentions and broker non-votes; and, with respect to other proposals, votes "For" and "Against," abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other agent holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange ("NYSE"), "non-routine" matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested) and, for the first time, under a new amendment to the NYSE rules, executive compensation, including the advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the seven nominees receiving the most "For" votes (from the holders of votes of shares either present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome. Broker non-votes will have no effect.

  •
  Proposal No. 2, advisory approval of the compensation of the Company's named executive officers, will be considered to be approved if it receives "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  For Proposal No. 3, advisory indication of the preferred frequency of stockholder advisory votes on the compensation of the Company's named executive officers, the frequency that receives the highest number of votes from the holders of shares either present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

  •
  To be approved, Proposal No. 4, ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011, must receive "For" votes from the holders of a majority of shares either present in person or represented by proxy and entitled to vote. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the shares of common stock outstanding on the record date are present at the meeting in person or represented by proxy. On the record date, there were 105,586,343 shares of common stock outstanding and entitled to vote. Thus, the holders of 52,793,172 shares of common stock must be present in person or represented by proxy at the meeting to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the Internet?

        The proxy statement, Form 10-K and annual report to stockholders are available at https://materials.proxyvote.com/019777 or http://www.proxyvoting.com/alth.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company's Board of Directors currently consists of seven directors. There are seven nominees for director this year. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or, if sooner, until the director's death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders.

        Pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated March 2, 2005 between the Company and Warburg Pincus Private Equity VIII, L.P. ("Warburg"), for so long as Warburg owns at least two-thirds of the number of shares of common stock issued upon exchange of the Series A Exchangeable Preferred Stock (the "Exchangeable Preferred") acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on its Board of Directors two individuals designated by Warburg (each, an "Investor Designee" and collectively, the "Investor Designees"). If Warburg no longer has the right to designate two members of the Board of Directors, then, for so long as Warburg owns at least 50% of the number of shares of common stock issued upon exchange of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Board of Directors, one Investor Designee. Jonathan S. Leff, a Managing Director and Member of Warburg Pincus LLC, which manages Warburg, and Nishan de Silva, a Principal of Warburg Pincus LLC, currently serve as directors of the Company. In addition, subject to applicable law and the rules and regulations of the SEC and The NASDAQ Stock Market ("NASDAQ"), the Company is required to use its reasonable best efforts to cause one of the Investor Designees to be a member of each principal committee of the Board of Directors. However, the Board of Directors has determined, based on its analysis of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that the Investor Designees are not eligible to serve as members of the Audit Committee of the Board of Directors due to the size of Warburg's ownership interest.

        It is the Company's policy to encourage nominees for directors to attend the annual meeting. All of the nominees for election as a director at the Company's 2010 Annual Meeting of Stockholders attended the 2010 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company's Board of Directors. Each person nominated for election has agreed to serve if elected. The Company's management has no reason to believe that any nominee will be unable to serve.

Nominees

        The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

        The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company's business. To that end, the Committee has identified and evaluated nominees in the broader context of the Board's overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Committee views as critical to effective functioning of the Board. As discussed below under "Information Regarding the Director Nomination Process", the Committee has adopted policies regarding the qualifications of directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Committee to believe that the nominee should serve on the Board. However, each of the members of the Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NAME	AGE	PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
Paul L. Berns	44	President and Chief Executive Officer
Nishan de Silva, M.D.	38	Principal, Warburg Pincus LLC
Stephen J. Hoffman, Ph.D., M.D.	57	Managing Director, Skyline Ventures; Chairman of the Board
Jeffrey R. Latts, M.D.	63	Pharmaceutical Industry Consultant
Jonathan S. Leff	42	General Partner, Warburg Pincus & Co.; Managing Director and Member, Warburg Pincus LLC
Timothy P. Lynch	41	General Partner, Stonepine Capital, L.P.
David M. Stout	56

        Paul L. Berns has served as the Company's President and Chief Executive Officer, and as a member of the Board of Directors, since March 2006. Prior to joining the Company, Mr. Berns was a self-employed consultant to the pharmaceutical industry from July 2005 to March 2006. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. Prior to that, from 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, a pharmaceutical company. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals-Knoll, a pharmaceutical company, and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Berns is currently a director of XenoPort, Inc. and Jazz Pharmaceuticals, Inc. Mr. Berns received a B.S. in Economics from the University of Wisconsin. The Committee believes that Mr. Berns' extensive experience with the Company, as President, Chief Executive Officer and member of the Board, bring important historic knowledge and continuity to the Board. In addition, the Committee believes that Mr. Berns' prior experience as President and Chief Executive Officer of Bone Care International, Inc., as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, and his senior management experience with two other large pharmaceutical companies, provide him with substantial operational, financial and industry expertise, as well as leadership skills, that are important to the Board.

        Nishan de Silva, M.D. has served as a member of the Board of Directors since June 2010. Dr. de Silva serves as a Principal of Warburg Pincus LLC. Dr. de Silva joined Warburg Pincus in 2003 and focuses on healthcare investments. Prior to joining Warburg Pincus, he worked in healthcare venture capital at Sprout Group and as a management consultant at McKinsey & Company. Dr. de Silva is currently a director of Talon Therapeutics, Inc. and Protox Therapeutics Inc. Dr. de Silva holds an M.D. from The University of Pennsylvania, an M.B.A. in Healthcare Management from The Wharton School, and an A.B. in Biology from Harvard College. The Committee believes that

Dr. de Silva's scientific and financial expertise, including his substantial experience evaluating and investing in public and private healthcare companies with Warburg Pincus and Sprout Group, give him the qualifications and skills to serve as a director, and are particularly important as the Company continues to evaluate opportunities to expand its product portfolio. Dr. de Silva has also been an observer at Company Board meetings since 2005 providing him with useful historical knowledge of and familiarity with the Company.

        Stephen J. Hoffman, Ph.D., M.D. is the Company's Chairman of the Board. Dr. Hoffman has served as a Managing Director of Skyline Ventures, a venture capital firm, since May 2007. From January 2003 to March 2007, Dr. Hoffman was a General Partner of TechnoVenture Management, a venture capital firm. He has served as a member of the Board of Directors since 1994 and as the Company's Chairman of the Board since December 2001. From July 1994 to December 2001, Dr. Hoffman served as the Company's President and Chief Executive Officer. Prior to that, from inception to 1994, Dr. Hoffman served as a consultant to the Company's investor group. From 1990 to 1994, he completed a fellowship in clinical oncology and a residency/fellowship in dermatology, both at the University of Colorado. Dr. Hoffman was the scientific founder of Somatogen Inc., a biopharmaceutical company, where he held the position of Director of Corporate Research and Vice President of Science and Technology from 1987 to 1990. Dr. Hoffman is currently a director of AcelRx Pharmaceuticals, Inc. Dr. Hoffman previously served as a director of Sirtris Pharmaceuticals, Inc. from 2007 to 2008. Dr. Hoffman received his Ph.D. in bio-organic chemistry from Northwestern University and his M.D. from the University of Colorado School of Medicine. The Committee believes that Dr. Hoffman's prior history as the Company's President and Chief Executive Officer and his long tenure as Chairman of the Board bring important historic knowledge and continuity to the Board. In addition, the Committee believes that Dr. Hoffman's scientific, financial and business expertise, including his diversified background as an executive officer and investor in public pharmaceutical companies, give him the qualifications and skills to serve as a director, and are particularly important as the Company continues its drug development efforts.

        Jeffrey R. Latts, M.D. has served as a member of the Board of Directors since April 2007. Since January 2007, Dr. Latts has been a self-employed consultant to the pharmaceutical industry. Previously, Dr. Latts served as Executive Vice President of Exelixis, Inc., a biotechnology company, from January 2006 to January 2007, and as Senior Vice President of Exelixis, Inc. from July 2001 to December 2005. He also served as Chief Medical Officer of Exelixis, Inc. from July 2001 to September 2006. Prior to that, Dr. Latts held key management positions with Berlex Laboratories, a pharmaceutical healthcare company, where he served as Chief Medical Officer from 1995 to 2001, and Vice President, Clinical Research and Development from 1990 to 2001. Prior to that, Dr. Latts served as Vice President of Clinical Research at Wyeth Ayerst Research, a division of Wyeth Laboratories. He began his career in the pharmaceutical industry with the Parke-Davis Pharmaceutical Division of Warner Lambert. In over 25 years in the pharmaceutical industry, Dr. Latts has been involved in numerous investigational new drug application submissions and has successfully initiated early to late stage clinical trials for multiple disease areas, including cancer, immunology, central nervous system and metabolic diseases. Dr. Latts received a B.S. in medicine and an M.D. from the University of Minnesota. The Committee believes that Dr. Latts' scientific and regulatory expertise, including his extensive experience leading research and development organizations and pursuing new drug applications, give him the qualifications and skills to serve as a director, and are particularly important as the Company continues its drug development efforts.

        Jonathan S. Leff has served as a member of the Board of Directors since March 2005. Mr. Leff serves as a General Partner of Warburg Pincus & Co. and as a Managing Director and Member of Warburg Pincus LLC. Mr. Leff joined Warburg Pincus in 1996 and is responsible for the firm's investments in biotechnology and pharmaceuticals. Prior to joining Warburg Pincus, he was a consultant at Oliver, Wyman & Co. Mr. Leff is currently a director of Inspire Pharmaceuticals, Inc., InterMune, Inc., Talon Therapeutics, Inc. and Protox Therapeutics Inc. Mr. Leff is also currently a director of the following private companies: Rib-X Pharmaceuticals, ReSearch Pharmaceutical Services, Inc. and Archimedes Pharma Ltd. Mr. Leff is also currently a director of the following organizations: Spinal Muscular Atrophy Foundation, the Biotechnology Industry Organization and the National Venture Capital Association. Mr. Leff previously served as a director of ZymoGenetics, Inc. from 2000 to 2010, Altus Pharmaceuticals Inc. from 2004 to 2008, Neurogen Corporation from 2004 to 2008 and Sunesis Pharmaceuticals Inc. from 1999 to 2006. Mr. Leff also previously served as a director of the following private companies: Ganic Pharmaceuticals from 2008 to 2010 and Alita Pharmaceuticals from 2006 to 2008. Mr. Leff received his A.B. in Government from Harvard College and his M.B.A. from Stanford University Graduate School of Business. The Committee believes that Mr. Leff's financial and business acumen, as well as his substantial experience serving on the boards of multiple public and private pharmaceutical companies, give him the qualifications and skills to serve as a director. In addition, the Committee believes that Mr. Leff's experience serving on the compensation committees of five public companies and the nominating and/or corporate governance committees of five public companies give him substantial compensation, nominating and corporate governance experience that is important to the Board.

        Timothy P. Lynch has served as a member of the Board of Directors since November 2005. Mr. Lynch is a General Partner of Stonepine Capital, L.P., a life-science focused investment fund. From October 2005 through June 2008, Mr. Lynch was the President and Chief Executive Officer of NeuroStat Pharmaceuticals, a start-up specialty pharmaceutical company. From June 2005 through September 2005, Mr. Lynch was President and Chief Executive Officer of Vivo Therapeutics, Inc., a venture-backed specialty pharmaceuticals start-up. From October 2002 through June 2005, Mr. Lynch served as Chief Financial Officer of Tercica, Inc. From 1999 to June 2002, Mr. Lynch served as Chief Financial Officer of InterMune, Inc. He was involved with the initial public offerings of both biopharmaceutical companies. Previously, Mr. Lynch served as Director of Strategic Planning and as a pharmaceutical sales representative at Elan Corporation, plc, a pharmaceutical company. He started his career as an investment banker at Goldman, Sachs & Co. and Chase Securities, Inc. Mr. Lynch is currently a director of Insite Vision, Inc. and Nabi Biopharmaceuticals. Mr. Lynch previously served as a director of Aradigm Corp. from 2008 to 2009 and BioForm Medical, Inc. from 2006 to 2010. Mr. Lynch received his B.A. in economics from Colgate University and his M.B.A. from the Harvard Graduate School of Business. The Committee believes that Mr. Lynch's financial, business and management expertise, including his prior experience as Chief Financial Officer of two public biopharmaceutical companies, give him the qualifications and skills to serve as a director, and are particularly important in his role as Chairman of the Audit Committee and the Company's "audit committee financial expert," as defined in applicable SEC rules.

        David M. Stout has served as a member of the Board of Directors since March 2009. Mr. Stout most recently served as President, Pharmaceuticals at GlaxoSmithKline, where he was responsible for the company's global pharmaceutical operations, from January 2003 to February 2008. From 2001 to 2002, Mr. Stout served as President, U.S. for GlaxoSmithKline. From 1998 to 2000, Mr. Stout served as President, North America for SmithKline Beecham. From 1996 to 1998, Mr. Stout served as Vice President of Sales and Marketing-U.S. for SmithKline Beecham. Prior to that, Mr. Stout was President of Schering Laboratories, a division of Schering-Plough Corporation, from 1994 to 1996. Mr. Stout also held various executive and sales and marketing positions with Schering-Plough Corporation from 1979, when he joined the company, until 1994. Mr. Stout is currently a director of Airgas, Inc., Jabil Circuit, Inc., and Shire Pharmaceuticals. Mr. Stout also serves as a director of NanoBio, Inc., a private company. Mr. Stout received his B.A. in biology from McDaniel College. The Committee believes that Mr. Stout's extensive pharmaceutical industry experience, including his experience leading global pharmaceutical operations and large sales and marketing organizations, give him the qualifications and skill to serve as a director, and are particularly important as the Company continues its commercialization efforts. In addition, the Committee believes that Mr. Stout's experience serving on the boards of three publicly traded companies, including three compensation committees, two audit committees and two governance committees, give him substantial compensation, audit and governance experience that is important to the Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

 INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Independence of the Board of Directors

        As required under the NASDAQ listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the NASDAQ, as in effect from time to time.

        Consistent with these considerations, after review of all relevant identified transactions or relationships between each director and director nominee, or any of their respective family members, and the Company, its senior management and its independent registered public accountants, the Board has affirmatively determined that the following six directors are "independent" directors within the meaning of the applicable NASDAQ listing rules: Dr. de Silva, Dr. Hoffman, Dr. Latts, Mr. Leff, Mr. Lynch and Mr. Stout. The Board also determined that Stewart Hen, who resigned as a director of the Company effective June 22, 2010, the date of the Company's 2010 Annual Meeting of Stockholders, and Michael D. Casey, who resigned as a director of the Company effective January 25, 2010, were independent within the meaning of the applicable NASDAQ listing rules while serving as members of the Board. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. In determining the independence of Messrs. Leff and Hen and Dr. de Silva, the Board took into account that Mr. Leff is a Managing Director of Warburg Pincus LLC, an affiliate of Warburg, Dr. de Silva is a Principal of Warburg Pincus LLC, and Mr. Hen was a Managing Director of Warburg Pincus LLC at the time he served as a director. In determining the independence of Dr. Latts, the Board took into account that Dr. Latts provided consulting services to Warburg Pincus LLC during the fiscal year ended December 31, 2010. In determining the independence of Dr. Hoffman, the Board took into account that Dr. Hoffman served as President and Chief Executive Officer of the Company from July 1994 to December 2001. The Board did not believe that any of the foregoing relationships would interfere with the exercise of independent judgment by Messrs. Hen or Leff or Drs. Latts, Hoffman or de Silva in carrying out their responsibilities as directors of the Company. Mr. Berns, the Company's current President and Chief Executive Officer, is not an independent director.

Board Leadership Structure

        The Board believes that it is important to retain the flexibility to allocate the responsibilities of the offices of Chairman of the Board and Chief Executive Officer in any manner that it determines to be in the best interests of the Company. Currently, the roles of Chairman of the Board and Chief Executive Officer are separate. Dr. Hoffman serves as Chairman of the Board and Mr. Berns serves as a Director and Chief Executive Officer. The Board believes this is the most appropriate structure for the Company at this time because it ensures active participation of the independent directors in setting agendas and establishing Board priorities and procedures, while allowing Mr. Berns to focus on the day to day leadership and performance of the Company. Although the roles of Chairman of the Board and Chief Executive Officer are currently separated, the Board reserves the right to vest the responsibilities of Chairman of the Board and Chief Executive Officer in the same individual at a future point in time.

Role of the Board in Risk Oversight

        As a public biopharmaceutical company, the Company faces a variety of strategic, legal, regulatory, and operational risks associated with the development and commercialization of pharmaceutical products. The Board believes an effective risk management process (1) timely identifies the material risks that the Company faces, (2) communicates necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implements appropriate and responsive risk management strategies consistent with Company's risk profile, and (4) integrates risk management into Company decision-making.

        The Board does not have a standing risk management committee, but rather administers its risk management process directly through the Board as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In its oversight role, the Board assesses and monitors the Company's material risk exposure as part of the Company's annual business planning process and through regular reports from members of senior management on areas of material risk to the Company. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for discussing with management and the Company's auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's compensation plans and policies, while the Nominating and Corporate Governance Committee is responsible for monitoring risks relating to the Company's corporate governance structure, succession planning and Board composition.

        To help ensure the Company conducts its business consistent with applicable laws and regulations and the highest standards of business integrity, the Company has established and maintains an effective compliance program in accordance with the OIG Compliance Program Guidance for Pharmaceutical Manufacturers issued by the Office of Inspector General, U.S. Department of Health and Human Services ("OIG"). The Company has also adopted a Code of Business Conduct and Ethics (the "Code"), which is the Company's statement of ethical and compliance principles that guide the Company's operations, as well as various policies and procedures that are intended to mitigate the Company's risk profile. The Company's risk management process also includes ongoing efforts to assess and analyze the most likely areas of future risk for the Company. As a result, the Company conducts periodic risk assessments in order to identify, assess and prioritize the Company's legal, regulatory and operational risks that are pertinent to the Company's industry and operations, and to assist in determining the most material risks that the Company faces. These periodic risk assessments are presented to the Audit Committee or the full Board, who then work with management to implement appropriate and responsive risk management strategies.

Meetings of the Board of Directors

        The Board of Directors met six times during the last fiscal year. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

        As required under applicable NASDAQ listing standards, in fiscal 2010, the Company's independent directors met three times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

        The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2010 for each of the Board committees. Unless otherwise noted, each director served as a member of the designated committee for the entire fiscal year.

Name	Audit		Compensation		Nominating and Corporate Governance
Stephen J. Hoffman, Ph.D., M.D.(1)	X				X	*
Jeffrey R. Latts, M.D.			X
Jonathan S. Leff(2)			X	*	X
Timothy P. Lynch	X	*			X
David M. Stout	X		X
Stewart Hen(3)					X	*
Michael D. Casey(4)	X		X	*	X
Total meetings in fiscal 2010	11		7		3

*
Committee Chairperson

(1)
Dr. Hoffman was appointed Chairperson of the Nominating and Corporate Governance Committee, effective June 22, 2010.

(2)
Mr. Leff was acting Chairperson of the Compensation Committee, effective January 25, 2010, and was appointed Chairperson of the Compensation Committee, effective February 23, 2010. Mr. Leff was appointed to the Nominating and Corporate Governance Committee, effective April 8, 2010.

(3)
Mr. Hen resigned as a director of the Company and as Chairperson of the Nominating and Corporate Governance Committee, effective June 22, 2010.

(4)
Mr. Casey resigned as a director of the Company, as a member of the Audit Committee and Nominating and Corporate Governance Committee and as Chairperson of the Compensation Committee, effective January 25, 2010.

        Below is a description of each committee of the Board of Directors. Each committee has full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. The Board of Directors has determined that each member of each committee meets the applicable NASDAQ rules and regulations regarding "independence" and that each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

  Audit Committee

        The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financial reporting processes, the Company's systems of internal accounting and financial controls, and audits of the Company's financial statements. The Board has adopted a written charter for the Audit Committee that is available to stockholders on the Company's website at www.allos.com. The written charter describes the full power and authority of the Audit Committee and delegates responsibility to the Audit Committee to perform the following principal functions:

  •
  evaluate the performance of and assess the qualifications of the Company's independent registered public accountants;

  •
  determine and approve the engagement of the Company's independent registered public accountants;

  •
  determine whether to retain or terminate the Company's existing independent registered public accountants or to appoint and engage new independent registered public accountants;

  •
  review and approve the retention of the Company's independent registered public accountants to perform any proposed permissible non-audit services;

  •
  monitor the rotation of partners of the Company's independent registered public accountants on the Company's audit engagement team as required by law;

  •
  confer with management and the Company's independent registered public accountants regarding the effectiveness of the Company's internal controls over financial reporting;

  •
  review and discuss with management and the Company's independent registered public accountants, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures;

  •
  establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  •
  meet to review the Company's annual audited financial statements and quarterly financial statements with management and the Company's independent registered public accountants, including reviewing the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

        The Audit Committee is currently composed of three directors: Messrs. Lynch and Stout and Dr. Hoffman. The Board of Directors reviews the NASDAQ listing rules definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in the NASDAQ listing rules). Further, the Board of Directors determined that Michael D. Casey, who resigned as a director of the Company effective January 25, 2010, was independent (as defined above) while he served as a member of the Audit Committee. The Board of Directors has also determined that Mr. Lynch, the Chairman of the Audit Committee, qualifies as an "audit committee financial expert," as defined in applicable SEC rules. The Board made a qualitative assessment of the level of knowledge and experience of Mr. Lynch based on a number of factors, including his formal education, experience and business acumen. The Board of Directors periodically reviews and approves the chairmanship and membership of the Audit Committee, based in part upon the recommendation of the Nominating and Corporate Governance Committee.

        The Audit Committee met 11 times during 2010.

  Report of the Audit Committee of the Board of Directors(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, other than the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2010 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm's independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Mr. Timothy P. Lynch Dr. Stephen J. Hoffman Mr. David M. Stout

  Compensation Committee

        The Compensation Committee was established by the Board to oversee the Company's compensation policies, plans and programs, and to review and determine the compensation to be paid to the Company's directors and executive officers. The Board has adopted a written charter for the Compensation Committee that is available to stockholders on the Company's web site at www.allos.com. The written charter describes the full power and authority of the Compensation Committee and delegates responsibility to the Compensation Committee to perform the following principal functions:

  •
  evaluate and recommend to the Board the compensation plans and programs deemed advisable for the Company, as well as the modification or termination of existing plans and programs;

  •
  review and approve the compensation to be paid to the Company's executive officers, including the terms of any employment agreements, severance arrangements, change-in-control protections and other compensatory arrangements;

  •
  review and approve the corporate and individual performance objectives relevant to the compensation of the Company's executive officers, and evaluate corporate and individual performance against these objectives;

  •
  evaluate and recommend to the Board the type and amount of compensation to be paid to the Company's non-employee directors;

  •
  administer the Company's employee benefit plans, including the Company's annual incentive plan, equity incentive plans and stock purchase plan;

  •
  evaluate the effectiveness of the Company's compensation policies, plans and programs in achieving expected benefits to the Company and otherwise furthering the Compensation Committee's compensation strategy; and

  •
  review and discuss with management the Company's "Compensation Discussion and Analysis," and consider whether to recommend to the Board that it be approved for inclusion in the Company's proxy statement and other filings.

        The Compensation Committee is composed of three directors: Messrs. Leff and Stout and Dr. Latts. The Board of Directors reviews the NASDAQ listing rules definition of independence for Compensation Committee members on an annual basis and has determined that all members of the Compensation Committee are independent (as independence is currently defined in the NASDAQ listing rules). Further, the Board of Directors determined that Michael D. Casey, who resigned as a director of the Company effective January 25, 2010, was independent (as defined above) while he served as a member of the Compensation Committee. The Board of Directors periodically reviews and approves the chairmanship and membership of the Compensation Committee, based in part upon the recommendation of the Nominating and Corporate Governance Committee.

        The Compensation Committee met seven times during 2010. A discussion of the Compensation Committee's processes and procedures for the consideration and determination of executive officer compensation is included in the Compensation Discussion and Analysis beginning on page 32 of this proxy statement.

  Compensation Committee Interlocks and Insider Participation

        As noted above, the Company's Compensation Committee consists of Messrs. Leff and Stout and Dr. Latts. Michael D. Casey, who resigned as a director of the Company effective January 25, 2010, also served as Chairperson of the Compensation Committee during the fiscal year ended December 31, 2010. None of the Company's executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on the Company's Board of Directors or Compensation Committee.

  Compensation Committee Report(2)

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such Compensation Discussion and Analysis be included in this proxy statement.

Mr. Jonathan S. Leff Dr. Jeffrey R. Latts Mr. David M. Stout

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee was established by the Board to oversee all aspects of the Company's corporate governance functions, make recommendations to the Board regarding corporate governance issues, identify, review and evaluate candidates to serve as directors of the Company, and recommend such candidates to the Board. The Board has adopted a written charter for the Nominating and Corporate Governance Committee that is available to stockholders on the Company's web site at www.allos.com. The written charter describes the full power and authority of the Nominating and Corporate Governance Committee and delegates responsibility to the Nominating and Corporate Governance Committee to perform the following principal functions:

  •
  establish criteria for Board membership and identify, evaluate, review and recommend candidates to serve as directors of the Company, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements;

  •
  review, evaluate and recommend incumbent directors for continued service as directors of the Company;

  •
  monitor the size of the Board;

  •
  consider board nominees and proposals submitted by the Company's stockholders;

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, other than the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

  •
  make recommendations to the Board regarding the chairmanship and membership of the committees of the Board;

  •
  oversee and review the processes and procedures used to periodically review and assess the performance of the Board and its committees;

  •
  periodically review and make recommendations regarding the Company's succession planning for the office of Chief Executive Officer; and

  •
  develop and maintain a set of corporate governance guidelines applicable to the Company.

        The Nominating and Corporate Governance Committee is currently composed of three directors: Dr Hoffman and Messrs. Leff and Lynch. The Board of Directors reviews the NASDAQ listing rules definition of independence for Nominating and Corporate Governance Committee members on an annual basis and has determined that all members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in the NASDAQ listing rules). Further, the Board of Directors determined that Michael D. Casey, who resigned as a director of the Company effective January 25, 2010, and Stewart Hen, who resigned as a director of the Company effective June 22, 2010, were both independent (as defined above) while they served as members of the Nominating and Corporate Governance Committee. The Board of Directors periodically reviews and approves the chairmanship and membership of the Nominating and Corporate Governance Committee, based in part upon the recommendation of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee met three times during 2010.

Information Regarding the Director Nomination Process

        The Nominating and Corporate Governance Committee has adopted policies regarding qualifications of directors and procedures for identifying and evaluating director candidates, as well as policies and procedures regarding stockholder recommendations for the nomination of directors. The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including having the highest personal integrity and ethical character, and a general understanding of contemporary corporate governance concerns, regulatory obligations for public issuers, strategic business planning and basic concepts of corporate finance. The Nominating and Corporate Governance Committee also intends to consider such factors as an ability to function effectively in an oversight role based upon management or policy making experience, adequate time to devote to the affairs of the Company, demonstrated professional achievement in his or her field, and an ability to exercise sound, independent judgment and fairly represent all stockholders of the Company. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, background and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. The Company does not have a formal policy regarding Board diversity, but the Board believes that diversity with respect to viewpoint, skills and experience is an important factor in board composition. The Nominating and Corporate Governance Committee ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with the composition of the board as a whole.

        The Nominating and Corporate Governance Committee also determines whether the nominee must be independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing rules, applicable SEC rules and regulations and the advice of counsel, if necessary. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance

Committee reviews such directors' overall service to the Company during their term, in light of the Company's view that the continuing service of qualified incumbent directors promotes stability and continuity on the Board. The Nominating and Corporate Governance Committee evaluates the qualifications and performance of incumbent directors, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not, except that the Nominating and Corporate Governance Committee may consider, as one factor, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company and the extent to which the recommending stockholder intends to continue holding its interest in the Company.

        The Nominating and Corporate Governance Committee will consider any director nominee proposed in good faith by a stockholder of the Company where the Nominating and Corporate Governance Committee has not determined to re-nominate a qualified incumbent director for such position, provided that such stockholder has held at least 1% of the Company's voting common stock for at least one year as of the date the recommendation is made, and provided that such stockholder complies with certain requirements, including Section 5(c) of the Company's Bylaws. Among other things, Section 5(c) of the Bylaws requires a stockholder to timely submit the candidate's name, business credentials, contact information and his or her consent to be considered as a candidate for director. In addition, the proposing stockholder must include a statement supporting his or her view that the proposed nominee possesses the minimum qualifications for director nominees set forth by the Nominating and Corporate Governance Committee and whether the nominee, if elected, would fairly represent all stockholders of the Company. The proposing stockholder must also include his or her contact information, including telephone number, and a statement of his or her share ownership, the time period that the shares have been held and whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the Company's next annual meeting. All stockholder recommendations for the nomination of directors must be in writing, addressed to the attention of the Company's Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. To be timely, a stockholder's nomination must be delivered to the Corporate Secretary no earlier than the close of business on the ninetieth (90th) day and no later than the close of business on the sixtieth (60th) day prior to the first anniversary of the preceding year's annual meeting. Stockholders who wish to submit director nominees should consult Section 5(c) of the Company's Bylaws for additional information.

        Mr. Leff and Dr. de Silva were recommended for election to the Board of Directors by Warburg, a stockholder of the Company. Pursuant to the Securities Purchase Agreement between Warburg and the Company, for so long as Warburg owns at least two-thirds of the number of shares of common stock issued upon exchange of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as directors on the Board of Directors two Investor Designees. If Warburg no longer has the right to designate two members of the Board of Directors, then, for so long as Warburg owns at least 50% of the number of shares of common stock issued upon exchange of the Exchangeable Preferred acquired by it under the Securities Purchase Agreement, the Company is required to nominate and use its reasonable best efforts to cause to be elected and cause to remain as a director on the Board of Directors, one Investor Designee.

        The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee from a stockholder or group of stockholders holding more than 5% of the Company's voting stock.

Stockholder Communications with the Board of Directors

        Historically, the Company has not adopted a formal process for stockholder communications with the Board. However, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe our responsiveness to stockholder communications to the Board has been excellent. Stockholders may direct communications to a particular director, or to the independent directors generally, in care of: Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020; Attn: Corporate Secretary.

Code of Ethics

        The Company has adopted the Allos Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available to stockholders on the Company's web site at www.allos.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on the Company's web site at www.allos.com. To date, there have been no waivers under our Code of Business Conduct and Ethics.

Corporate Governance Guidelines

        The Board of Directors has documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed and to make decisions that are independent of the Company's management. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and Board committees and compensation. The Corporate Governance Guidelines were adopted by the Board to, among other things, reflect changes to the NASDAQ listing rules and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available on the Company's web site at www.allos.com.

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and Section 14A of the Exchange Act, the Company's stockholders are now entitled to vote to approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement.

        The compensation of the Company's named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. The Company seeks to foster a pay-for-performance environment that aligns the interests of its executive officers with the creation of stockholder value.

        Highlights of the Company's executive compensation program include:

  •
  Base Salary:  Base salary is the primary fixed component of the Company's executive compensation program. The Company uses base salary to compensate executives for services rendered during the fiscal year, and to ensure that we remain competitive in attracting and retaining executive talent. Base salaries are generally set within a range of salaries paid to industry peers with comparable qualifications, experience, responsibilities and performance at similar companies.

  •
  Performance-Based Cash Bonuses:  The Company's performance-based cash bonus program is designed to promote the interests of the Company and its stockholders by providing executive officers with the opportunity to earn annual cash bonuses based upon the achievement of annual corporate and individual performance objectives that are established at the beginning of each year. The corporate objectives generally target the achievement of specific sales and marketing, manufacturing, research and development, and corporate development milestones that are considered to be critical to the achievement of the Company's long-term strategic goals. The individual objectives for each executive officer focus on contributions that are consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company.

  •
  Equity Incentives:  Equity incentives represent the largest component of the Company's executive compensation program. The Company's equity incentives are designed to (i) align the interests of its executive officers with those of its stockholders by creating an incentive for the executive officers to maximize stockholder value through the grant of stock options and (ii) to encourage the executive officers to remain employed with the Company despite a competitive labor market through the grant of time-vesting restricted stock or restricted stock units.

  •
  Severance and Change-in-Control Benefits:  The Company has entered into employment agreements with all of its named executive officers. These agreements provide for severance compensation to be paid if the officers are terminated under certain conditions, such as in connection with a change-in-control of the Company or a termination without cause by the Company, each as defined in the agreements. In the Company's experience, post-termination protection for executive officers is common among the Company's peer group, and the Compensation Committee believes that providing this protection is essential to the Company's ability to attract and retain talented executives capable of providing the leadership, vision and execution necessary to achieve the Company's business objectives.

        Because the vote is advisory, it is not binding on the Board of Directors or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

        The Board is asking the stockholders to indicate their support for the compensation of the Company's named executive officers as described in this proxy statement by casting a non-binding advisory vote "FOR" the following resolution:

  "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

        Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Dodd-Frank Act and Section 14A of the Exchange Act also enable the Company's stockholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of the Company's named executive officers as disclosed in the Company's proxy statements. Accordingly, the Board is asking stockholders to indicate their preferred voting frequency by voting for one, two or three years or abstaining from voting on the resolution below:

  "RESOLVED, that the alternative of soliciting advisory stockholder approval of the compensation of the Company's named executive officers once every one, two or three calendar years that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting shall be considered the frequency preferred by the stockholders."

        After considering the benefits and consequences of each alternative, the Board recommends that the advisory vote on the compensation of the Company's named executive officers be submitted to the stockholders once every three years.

        The Company values the opinion of its stockholders and welcomes communication regarding its executive compensation policies and practices. After taking into account various considerations described below, the Company believes that a triennial vote will provide stockholders with the ability to express their views on the Company's executive compensation policies and practices while providing the Company with an appropriate amount of time to consult with its stockholders and to consider their input. The Company's reasons for reaching that conclusion include its beliefs that:

  •
  an effective compensation program should incentivize performance over the short- and long-term;

  •
  long-term incentives should be a significant component of executive compensation, particularly because the biopharmaceutical industry requires focus on long-term goals and objectives that could take several years to achieve, such as obtaining regulatory approval to market our drugs in other jurisdictions, advancing drug development programs, pursuing new indications, expanding research and development efforts and expanding our product portfolio. As a result, the actions and decisions of the Company's named executive officers often require a long time horizon before the Company realizes a tangible financial benefit;

  •
  a three-year advisory vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote regarding named executive officer compensation and to implement any desired changes to the Company's named executive officer compensation policies and procedures; and

  •
  a three-year advisory vote cycle will provide the Company's stockholders sufficient time to evaluate the effectiveness of the Company's short- and long-term named executive officer compensation strategies and its related performance.

        The Board intends that the compensation program be responsive to stockholder concerns, but is concerned that an annual vote could encourage a short-term approach to our compensation plans, based on short-term business or market conditions, and undermine some of the compensation program's key features. The Company believes that a vote on its executive compensation by its stockholders every three years will encourage stockholders to take the same long-term approach to the Company's compensation programs taken by its executives and Compensation Committee.

        While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of the Company's executive officer compensation practices should be held every year, every other year or every three years. The frequency that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

        The Board and the Compensation Committee value the opinions of the stockholders in this matter and the Board intends to hold say-on-pay votes in the future in accordance with the alternative that receives the most stockholder support, even if that alternative does not receive the support of a majority of the shares present and entitled to vote.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF "THREE YEARS" ON PROPOSAL 3.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011 and has further directed that management submit the selection of Ernst & Young LLP for ratification by the stockholders at the annual meeting. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        In connection with the selection of Ernst & Young LLP as the Company's independent registered public accounting firm, on April 6, 2010 the Company dismissed PricewaterhouseCoopers LLP. The decision to change independent auditors was authorized by the Company's Audit Committee.

        The reports of PricewaterhouseCoopers LLP on the consolidated financial statements for the fiscal year ended December 31, 2009 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

        During the fiscal years ended December 31, 2009 and 2010, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their reports on the consolidated financial statements for such years.

        During the fiscal years ended December 31, 2009 and 2010, there were no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

        The Company provided PricewaterhouseCoopers LLP with a copy of the Form 8-K that included the statements above prior to its filing with the SEC and requested PricewaterhouseCoopers LLP to furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the statements made above. A copy of the letter is included in the Company's Form 8-K filed on April 9, 2010.

        Prior to engaging Ernst & Young LLP as the Company's independent registered public accounting firm, neither the Company, nor anyone acting on its behalf, consulted with Ernst & Young LLP regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written report nor oral advice was provided by Ernst & Young LLP, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

        In connection with the audit of the Company's 2010 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP, which set forth the terms by which Ernst & Young LLP performed audit services on behalf of the Company.

        The following table sets forth the aggregate fees billed to the Company by Ernst & Young LLP, the Company's independent registered public accounting firm, for services performed for each of the fiscal years ending December 31, 2010 and December 31, 2009.

	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2010	$372,675	$—	$120,865	$—
2009	$—	$—	$34,000	$—

        In the above table, in accordance with the SEC's definitions and rules, "Audit Fees" are fees the Company paid for professional services for the audit of the Company's financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, audits of the effectiveness of internal control over financial reporting, and for services that are normally provided by an accountant in connection with statutory and regulatory filings. "Tax Fees" include all services performed by professional staff in the independent registered public accounting firm's tax division (except those relating to audit or audit-related services), including fees for tax compliance, planning and advice.

        PricewaterhouseCoopers LLP provided audit services to the Company in 2009. In 2009, PricewaterhouseCoopers LLP billed the Company $467,575 in Audit Fees for professional services for the audit of the Company's financial statements included in Form 10-K and review of financial statements included in Form 10-Qs, audits of the effectiveness of internal control over financial reporting, and for services that are normally provided by an accountant in connection with statutory and regulatory filings.

        All Audit Fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company's independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

EXECUTIVE OFFICERS

        Information with respect to the Company's executive officers as of April 15, 2011 is set forth below.

NAME	AGE	PRINCIPAL OCCUPATION
Paul L. Berns	44	President and Chief Executive Officer
Bruce K. Bennett, Jr.	60	Vice President, Pharmaceutical Operations
David C. Clark	42	Vice President, Finance, Treasurer and Assistant Secretary
Bruce A. Goldsmith	45	Senior Vice President, Corporate Development
Marc H. Graboyes	41	Senior Vice President, General Counsel and Secretary
Charles Q. Morris	46	Executive Vice President, Chief Medical Officer
Michael E. Schick	44	Vice President, Sales and Marketing

        See "Proposal 1—Election of Directors" for Mr. Berns' biography.

        Bruce K. Bennett, Jr. has served as the Company's Vice President, Pharmaceutical Operations since January 2008. Prior to joining the Company, Mr. Bennett was a self-employed consultant to the biotechnology and pharmaceutical industries from 2006 to January 2008. From 2002 to 2006, Mr. Bennett served as Vice President, Manufacturing at La Jolla Pharmaceuticals. Prior to La Jolla, Mr. Bennett served as Vice President, Operations at Provasis Therapeutics from 2000 to 2002, and as Vice President, Operations, RA/QA/QC and Commercial Development at Via Medical Corporation from 1997 to 2000. From 1987 to 1997, Mr. Bennett served as a senior operations executive of various pharmaceutical, biotechnology and other companies. Mr. Bennett earned his M.B.A. from Pepperdine University and his B.S. in Industrial Technology from California State University, Long Beach.

        David C. Clark has served as the Company's Vice President, Finance since February 2007, as Principal Financial Officer since March 2006 and as the Company's Treasurer since May 2004. Mr. Clark also served as the Company's Corporate Controller from May 2004 to April 2007. He has served as the Company's Assistant Secretary since October 2004 and served as Secretary from May 2004 to October 2004. From March 2000 to October 2003, Mr. Clark held several positions at Seurat Company (formerly XOR Inc.), a technology company, serving most recently as Vice President of Finance and Chief Financial Officer. From 1992 to March 2000, Mr. Clark worked in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is a Certified Public Accountant and received a Masters of Accountancy and a B.S. in Accounting from the University of Denver.

        Bruce A. Goldsmith, Ph.D., has served as the Company's Senior Vice President, Corporate Development since March 2011, and served as the Company's Vice President, Corporate Development from August 2008 to February 2011. Prior to joining the Company, Dr. Goldsmith served as Vice President, Strategic Marketing at GPC Biotech, a biotechnology company, from May 2007 to July 2008. Prior to that, from May 1999 to April 2007, Dr. Goldsmith served in various strategic marketing and business development roles with the Johnson & Johnson family of companies, where he served most recently as Group Product Director, Virology for Tibotec Therapeutics from 2005 to 2007 and Executive Director, Global Marketing Leader, Oncology, from 2003 to 2005. From 1994 to 1997, Dr. Goldsmith was a Research Fellow with the Japan Pharmaceutical Group at Novartis Pharma. Dr. Goldsmith earned his M.B.A. from Columbia Business School and his Ph.D. in Neuroscience from the University of Pennsylvania. He received his B.A. in Biology from Colgate University.

        Marc H. Graboyes has served as the Company's Senior Vice President, General Counsel and Secretary since February 2008, and served as the Company's Vice President, General Counsel and Secretary from October 2004 to January 2008. From 2000 to October 2004, Mr. Graboyes was an attorney with Cooley Godward LLP, where he practiced corporate and securities law and served as outside counsel to the Company. Prior to joining Cooley Godward, Mr. Graboyes practiced corporate and securities law with several other national law firms. Mr. Graboyes earned his J.D. from the

University of Colorado School of Law and received his B.S. in Entrepreneurship & Small Business Management from the University of Colorado at Boulder.

        Charles Q. Morris, MB ChB, MRCP, has served as the Company's Executive Vice President, Chief Medical Officer since April 26, 2010. Prior to joining the Company, Dr. Morris served as Vice President Worldwide Clinical Research at Cephalon, Inc., a biopharmaceutical company, from April 2008 to April 2010, and as Vice President Clinical Research, Oncology at Cephalon from July 2007 to April 2008. From 1998 to July 2007, Dr. Morris held various roles in clinical development with AstraZeneca plc, a biopharmaceutical company, including Vice President Clinical Development Projects, Oncology from July 2006 to June 2007 and Medical Science Director and Clinical Project Team Leader from January 2005 to June 2006. Prior to that, from 1995 to 1998, Dr. Morris served as a Medical Advisor with Zeneca Pharmaceuticals. From 1992 to 1995, Dr. Morris was Clinical Lecturer and Honorary Registrar in Medical Oncology at The Christie Hospital NHS Trust in Manchester, United Kingdom, and from 1989 to 1992, Dr. Morris served in several other hospital posts in the United Kingdom. Dr. Morris received his Degree of Bachelor of Medical Science in Clinical Pharmacology and Therapeutics and his Degrees of Bachelor of Medicine and Bachelor of Surgery from the Sheffield University Medical School in Sheffield, United Kingdom.

        Michael E. Schick has served as the Company's Vice President, Sales and Marketing since August 2009. Prior to joining the Company, Mr. Schick served as Associate Vice President, Oncology Marketing at ImClone Systems from October 2007 to July 2009, where he was responsible for the Erbitux® (cetuximab injection) franchise across multiple indications. Prior to that, from February 2006 to October 2007, Mr. Schick was Executive Director, Oncology Global Marketing at Amgen Inc., where he was responsible for marketing Neulasta® (pegfilgrastim) and Aranesp® (darbepoetin alfa injection). From November 2004 to January 2006, Mr. Schick served as Director, Marketing, Oncology at Pharmacyclics, Inc. Prior to that, Mr. Schick served in a variety of commercial roles at Bristol Myers Squibb, including sales, strategic planning and product management focused on multiple brands including Taxol® (paclitaxel injection) and Paraplatin® (carboplatin for injection). Mr. Schick earned his B.A. from Villanova University.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 31, 2011 by: (i) each director and nominee for director; (ii) each of the executive officers named in the summary compensation table on page 51 of this proxy statement; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of the Company's common stock.

	Beneficial Ownership(1)
Beneficial Owner(2)	Number of Shares	Percent of Total
Warburg Pincus Private Equity VIII, L.P.(3) 466 Lexington Avenue New York, New York 10017	26,124,430	24.7%
Entities affiliated with Samuel D. Isaly(4) 767 Third Avenue, 30th Floor New York, New York 10017	9,208,000	8.7
Columbia Wanger Asset Management, LLC(5) 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	9,258,000	8.8
Entities affiliated with FRM LLC(6) 82 Devonshire Street Boston, Massachusetts 02109	5,835,712	5.5
Paul L. Berns(7)	1,094,776	1.0
Bruce K. Bennett, Jr.(8)	114,086	*
James V. Caruso(9)	379,325	*
David C. Clark(10)	127,892	*
Bruce A. Goldsmith(11)	92,007	*
Marc H. Graboyes(12)	244,862	*
Charles Q. Morris(13)	78,958	*
Michael E. Schick(14)	37,923	*
Nishan de Silva, M.D.	0	*
Stephen J. Hoffman, Ph.D., M.D.(15)	800,670	*
Jeffrey R. Latts, M.D.(16)	65,000	*
Jonathan S. Leff(17)	26,224,430	24.8
Timothy P. Lynch(18)	105,000	*
David M. Stout(19)	36,666	*
All current executive officers and directors as a group (14 persons)(20)	29,401,595	27.2%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 105,582,700 shares outstanding on March 31, 2011, adjusted as required by rules promulgated by the SEC.

(2)
The address for each director, nominee and executive officer is c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020.

(3)
The stockholder is Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (together with its two affiliated partnerships, "WP VIII"). Warburg Pincus Partners, LLC, a New York limited liability company ("WP Partners"), is the sole general partner of WP VIII and a direct subsidiary of Warburg Pincus & Co., a New York general partnership ("WP"). WP is the managing member of WP Partners. Warburg Pincus LLC, a New York limited liability company ("WP LLC"), is the manager of WP VIII. The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017.

(4)
Based solely upon a Schedule 13G filed with the SEC on February 11, 2011. Includes 4,224,100 shares held by OrbiMed Advisors LLC and 4,983,900 shares held by OrbiMed Capital LLC. None of Samuel D. Isaly, OrbiMed Advisors LLC and OrbiMed Capital LLC has sole voting power or sole dispositive power over the shares.

(5)
Based solely upon a Schedule 13G filed with the SEC on February 10, 2011.

(6)
Based solely upon a Schedule 13G filed with the SEC on February 14, 2011.

(7)
Includes 1,056,557 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Excludes 710,010 restricted stock units held by Mr. Berns that will not vest within 60 days of March 31, 2011.

(8)
Includes 112,862 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Excludes 138,456 restricted stock units held by Mr. Bennett that will not vest within 60 days of March 31, 2011.

(9)
Includes 275,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011.

(10)
Includes 124,608 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Excludes 118,442 restricted stock units held by Mr. Clark that will not vest within 60 days of March 31, 2011.

(11)
Includes 87,759 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Excludes 187,766 restricted stock units held by Dr. Goldsmith that will not vest within 60 days of March 31, 2011.

(12)
Includes 229,990 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Excludes 343,774 restricted stock units held by Mr. Graboyes that will not vest within 60 days of March 31, 2011.

(13)
Includes 51,458 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Includes 27,500 restricted stock units that vest on April 26, 2011, subject to Dr. Morris' continued employment with the Company through such vesting date. Excludes 441,729 restricted stock units held by Dr. Morris that will not vest within 60 days of March 31, 2011.

(14)
Includes 32,759 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011. Excludes 163,503 restricted stock units held by Mr. Schick that will not vest within 60 days of March 31, 2011.

(15)
Includes 800 shares held as custodian for Dr. Hoffman's children, 224,871 shares held by the Stephen J. Hoffman 2009 Revocable Trust, of which Dr. Hoffman is a co-trustee, and 287,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011.

(16)
Includes 65,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011.

(17)
Includes 26,124,430 shares held by WP VIII and 100,000 shares issuable upon exercise of options held by Mr. Leff exercisable within 60 days of March 31, 2011. Mr. Leff, a director of the Company, is a Partner of WP and a Managing Director and Member of WP LLC. All shares indicated as owned by Mr. Leff are included because of his affiliation with the Warburg Pincus entities. Mr. Leff disclaims beneficial ownership of all shares owned by the Warburg Pincus entities. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Leff, Kaye, and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(18)
Includes 105,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011.

(19)
Includes 36,666 shares issuable upon exercise of options exercisable within 60 days of March 31, 2011.

(20)
Includes 27,500 shares of restricted stock units and 2,565,825 shares issuable upon exercise of options held by all executive officers and directors as a group exercisable within 60 days of March 31, 2011. Excludes restricted stock units that will not vest within 60 days of March 31, 2011. See footnotes (7) through (19).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10 percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

        This compensation discussion and analysis provides information regarding the compensation program in place for the executive officers named in the Summary Compensation Table on page 51 of this proxy statement (collectively, the "named executive officers"). It includes information regarding the objectives of our compensation program, our compensation processes and procedures, each element of compensation that we provide, why we choose these elements, how we determine the amount of each component to pay, and our compensation decisions for 2010 and the first quarter of 2011. This compensation discussion and analysis should be read in conjunction with the tables and related discussion beginning on page 51 of this proxy statement.

Objectives of our Executive Compensation Program

        Our executive compensation program is designed to attract, retain and motivate talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives and create long-term stockholder value. We believe there is a direct correlation between company performance and leadership talent, and that executive officers with the requisite experience, qualifications and values are essential to our success and the success of our stockholders. We also believe the successful execution of our strategic business objectives necessitates the retention of our management team and keeping management focused on business goals.

Role of our Compensation Committee

        The Compensation Committee is responsible for overseeing our compensation policies, plans and programs, and reviewing and determining the salary, bonuses, equity incentives, perquisites, severance arrangements and other related benefits paid to our directors and executive officers. The Compensation Committee also oversees the administration of our employee benefit plans. The Compensation Committee's charter reflects these various responsibilities, and the Compensation Committee reviews the charter annually and recommends any appropriate changes or revisions to the Board for its consideration.

        The Compensation Committee, with the input of management and its outside advisors, develops our compensation policies, plans and programs by utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biopharmaceutical industry, with a particular focus on companies of comparable sizes and stages of development as Allos. The Compensation Committee believes these companies provide appropriate benchmarks for our executive compensation program because they have similar organizational structures and tend to compete with us for executives and other employees.

        Based on these data, the Compensation Committee has implemented a pay-for-performance compensation program, which ties a substantial portion of executives' overall compensation, in the form of short- and long-term cash and equity incentives, to the achievement of measurable corporate and individual performance objectives and the creation of stockholder value. As described in more detail below, our executive compensation program consists of the following key components:

  •
  Base salary;

  •
  Performance-based cash bonuses;

  •
  Equity incentives; and

  •
  Severance and change-in-control benefits.

        The Compensation Committee has not established any formal policies or guidelines for allocating compensation between current and long-term incentive compensation, or between cash and non-cash compensation. However, commensurate with the Company's philosophy of establishing a link between compensation and corporate performance, the Compensation Committee believes that a significant portion of each executive officer's total compensation opportunity should be performance-based, reflecting both upside potential and down-side risk.

Compensation Committee Processes and Procedures

        Typically, the Compensation Committee meets at least four times a year, and it also considers and takes action by written consent. The Compensation Committee meets regularly in executive session. The agenda for each meeting is usually developed by our Chief Executive Officer, in consultation with the Chair of the Compensation Committee. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chair of the Compensation Committee reports on committee actions and recommendations at each regularly scheduled meeting of the Board.

        Historically, the Compensation Committee has reviewed and determined any base salary increases, cash bonuses and equity incentives to be awarded to the Company's executive officers, and established annual corporate and individual performance objectives, at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation from time-to-time (i) in connection with the hiring of a new executive officer, (ii) upon an executive's promotion or other change in job responsibility that occurs outside the Company's annual performance review and appraisal process, and (iii) when it believes special circumstances require additional attention, such as to address specific retention concerns.

        Generally, the Compensation Committee's executive compensation process comprises two related elements: the establishment of performance objectives and the determination of executive compensation levels. At the beginning of each year, the Compensation Committee approves annual performance objectives for the corporation as a whole and for each individual executive officer (other than the Chief Executive Officer, whose bonus is tied entirely to the achievement of corporate objectives). The corporate objectives generally target the achievement of specific sales and marketing, manufacturing, research and development and corporate development milestones. The individual objectives focus on contributions that are consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company. The annual corporate and individual performance objectives are proposed by management and reviewed and approved by the Compensation Committee, usually during the first quarter of the year. The corporate objectives are also subject to review and approval by the full Board. The Compensation Committee typically performs an interim assessment of the annual performance objectives in the middle of each year to review corporate and individual progress, and may, on occasion, make certain adjustments to the objectives that the committee deems appropriate based on changing circumstances.

        At the conclusion of each year, the Chief Executive Officer prepares a written performance appraisal and assigns each executive officer (other than himself) a performance rating for the year. The performance appraisal evaluates each executive officer's level of performance of his core job responsibilities, as well as various skills, behaviors and competencies that are viewed as important to our ability to build and maintain a high performance operating culture. The Chief Executive Officer also evaluates the degree of achievement of the annual corporate and individual performance objectives and submits his recommendations to the Compensation Committee for any base salary increases, cash bonuses and/or equity incentive awards for each executive officer (other than himself). The Chief

Executive Officer's recommendations and Compensation Committee's determinations are generally based upon a mix of the following factors:

  •
  The executive's individual performance for the year;

  •
  The degree of achievement of annual corporate and individual performance objectives, as well as any contributions made with regard to objectives or strategic initiatives not covered by the formal goal-setting process;

  •
  Comparisons with market data for compensation paid to comparable executives of other biopharmaceutical or biotechnology companies, with a particular focus on companies of similar sizes and stages of development and/or with which we compete for talented executives;

  •
  The executive's compensation relative to other executive officers at Allos; and

  •
  The importance of the executive's continued service with the Company.

        In the case of the Chief Executive Officer, his individual performance appraisal is conducted by the Compensation Committee, which determines his compensation adjustments and awards, if any, based on these same factors. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. To the extent approved, any base salary increases, cash bonuses and/or equity incentive awards for the executives, including the Chief Executive Officer, are generally implemented during the first calendar quarter of the year. In October 2010, in addition to the annual equity awards that occurred in the first quarter of 2010, the Compensation Committee approved a supplemental grant of restricted stock units for all employees, including the executive officers, to address certain retention concerns.

        With respect to newly hired executive officers, the Compensation Committee, in consultation with the Chief Executive Officer, determines the executive's compensation package, including the terms of any employment agreement, relocation arrangements, severance arrangements or change-in-control protections, based on a variety of subjective and objective factors, including:

  •
  The executive's particular qualifications and experience;

  •
  The competitive recruiting environment for the executive's services;

  •
  Comparisons to market data for compensation paid to comparable executives of other biopharmaceutical or biotechnology companies, with a particular focus on companies of similar sizes and stages of development and/or with which we compete for talented executives;

  •
  The executive's anticipated role and responsibilities with the Company; and

  •
  The executive's past compensation history.

        For all executives, as part of its deliberations, the Compensation Committee reviews a tally sheet setting forth each component of the executive's proposed compensation package, including base salary, bonus potential, the value to the executive and cost to the Company of all equity incentives, perquisites and other personal benefits, the executive's realized and unrealized equity gains, and the Company's projected payout obligations under several severance and change-in-control scenarios, to ensure that each executive's total compensation remains in line with the Company's overall compensation philosophy. The Compensation Committee may also review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels, and recommendations of the Compensation Committee's compensation consultant.

        Under its charter, the Compensation Committee may form and delegate authority to subcommittees, as appropriate, including, but not limited to, a subcommittee composed of one or more members of the Board, to grant stock awards under the Company's equity incentive plans to persons who are not executive officers of the Company. In February 2007, the Compensation Committee adopted an Equity Compensation Awards Policy to define the specific practices and procedures to be followed in connection with the granting of equity awards. Pursuant to the Equity Compensation Awards Policy, as amended in February 2009, the Compensation Committee delegated authority to the Chief Executive Officer to grant stock options and restricted stock units to newly hired employees who are not executive officers in connection with such employee's commencement of employment, within specific guidelines and limitations approved by the Compensation Committee. The authority to approve all other stock awards, including all stock options or other equity grants to the Company's executive officers, and all annual or promotional grants to the Company's other employees, remains vested in the Compensation Committee.

Role of our Compensation Consultant

        The Compensation Committee believes that it is important when making compensation decisions to be informed as to the compensation practices of comparable publicly-held companies. To this end, in connection with the 2010 review process, the Compensation Committee engaged Compensia, Inc., an independent compensation consulting firm, to review the structure and effectiveness of the Company's executive compensation program. As part of its engagement, Compensia was requested by the Compensation Committee to develop a peer group of comparable companies in the life sciences industry, with a focus on late-stage and commercial oncology companies, and provide an assessment of the competitiveness of our 2009 executive compensation program relative to that peer group.

        The 2010 peer group, which was reviewed and approved by the Compensation Committee, was comprised of nine "development-stage" companies of similar size and scope to Allos and nine "next-stage" companies that had brought at least one product to market and were generating revenue based on the sale of that product. The Compensation Committee felt that the use of a blended peer group comprised of one-half development-stage companies and one-half next-stage companies was appropriate given the September 2009 approval by the U.S. Food and Drug Administration ("FDA") of FOLOTYN for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma ("PTCL") and because, at that time, the competitive recruiting environment for Messrs. Berns and Caruso, as well as the expected successor to the Company's Chief Medical Officer, was composed primarily of next-stage companies. The blended peer group was also intended to allow Compensia to benchmark our executive compensation practices against a broad spectrum of the competitive markets for executive talent. Compensia compared all elements of total direct compensation (i.e., base salary, annual bonus and equity incentives) for our executive officers to compensation data compiled from the most recent proxy statements for the peer group. As part of its assessment, Compensia also reviewed and provided guidance regarding the Company's equity compensation strategy, including increasing the value of restricted stock units in the Company's 2010 annual grant program to increase retention incentives for the Company's executives and other officers.

        The peer group for 2010 included the following companies:

• Ariad Pharmaceuticals, Inc.	• Exelixis, Inc.	• Onyx Pharmaceuticals, Inc.
• Acorda Therapeutics Inc.	• Facet Biotech Corporation	• OSI Pharmaceuticals, Inc.
• BioMarin Pharmaceutical Inc.	• Genomic Health, Inc.	• Regeneron Pharmaceuticals, Inc.
• Cytokinetics, Inc.	• Immunomedics, Inc.	• Seattle Genetics, Inc.
• Dendreon Corporation	• Incyte Corporation	• Spectrum Pharmaceuticals, Inc.
• Dyax Corporation	• Intermune, Inc.	• ZymoGenetics, Inc.

        Compensia's findings, observations and recommendations were presented to the Compensation Committee in February 2010 and were considered by the Compensation Committee, among other factors, in setting 2010 executive compensation.

        For 2011, the Compensation Committee retained Compensia to update our peer group and provide an assessment of the competitiveness of our 2010 executive compensation program relative to the updated peer group. The updated peer group, which was reviewed and approved by the Compensation Committee, was comprised of six development-stage companies and nine next-stage companies, and was intended to allow Compensia to benchmark our executive compensation practices against a broad spectrum of the competitive markets for executive talent. The Compensation Committee felt that the use of a blended peer group comprised of six development-stage companies and nine next-stage companies was appropriate given the commercial launch of FOLOTYN for the treatment of patients with relapsed or refractory PTCL and because the competitive recruiting environment for Mr. Berns and Dr. Morris is composed primarily of next-stage companies. Once again, Compensia compared all elements of total direct compensation (i.e., base salary, annual bonus and equity incentives) for our executive officers to compensation data compiled from the most recent proxy statements for the updated peer group.

        The updated peer group for 2011 included the following companies:

• Ariad Pharmaceuticals, Inc.	• Dyax Corporation	• Intermune, Inc.
• Acorda Therapeutics Inc.	• Exelixis, Inc.	• Onyx Pharmaceuticals, Inc.
• BioMarin Pharmaceutical Inc.	• Genomic Health, Inc.	• Regeneron Pharmaceuticals, Inc.
• Cytokinetics, Inc.	• Immunomedics, Inc.	• Seattle Genetics, Inc.
• Dendreon Corporation	• Incyte Corporation	• Spectrum Pharmaceuticals, Inc.

        Changes from the Company's 2010 peer group were as follows:

Companies added for 2011	Companies dropped for 2011
• None	• Facet Biotech Corporation
• OSI Pharmaceuticals, Inc.
• ZymoGenetics, Inc.

        Compensia's findings, observations and recommendations were presented to the Compensation Committee in December 2010 and were considered by the Compensation Committee, among other factors, in setting 2011 executive compensation.

Compensation Benchmarking

        The Compensation Committee recognizes that biopharmaceutical companies, such as Allos, often have senior management teams that are differentiated significantly by industry experience, leadership skills and performance. As a result, the point of reference for market practices can vary for individual members of the executive team within the same company. The Compensation Committee believes that the use of a blended peer group as described above allows us to benchmark our executive officers against appropriate reference points in the market.

        For each element of compensation, our strategy has been to examine peer group compensation practices and target our executive compensation between the 25th and 75th percentile of the relevant blended peer group based on the specific industry experience, leadership skills and performance of our executive officers. In addition, under our pay for performance philosophy, the Compensation Committee places a great emphasis on variable, or at-risk compensation, which helps calibrate actual compensation to performance since executives do not receive value if the Company is not performing well.

        The Compensation Committee realizes that benchmarking our executive compensation program against compensation earned at comparable companies may not always be appropriate as a stand-alone tool for setting compensation due to some aspects of our business and objectives that may be unique to Allos. However, the Compensation Committee generally believes that gathering this information is an important part of its decision-making process with respect to our executive compensation program. In addition to the compensation benchmarking data provided by its consultants, the Compensation Committee has historically taken into account input from other sources, including input from other members of the Board of Directors and commercially available survey data relating to compensation practices for the pharmaceutical and biotechnology sectors.

Elements of Executive Compensation Program

        Our executive compensation program consists of the following key components:

  •
  Base salary;

  •
  Performance-based cash bonuses;

  •
  Equity incentives; and

  •
  Severance and change-in-control benefits.

        The Compensation Committee believes that these four components are the most effective combination in motivating and retaining talented executive officers at this stage in our development. The Compensation Committee does not have any specific targets for the percentage of compensation represented by each component, although it seeks to maintain an appropriate balance between fixed and performance-based compensation, with a significant percentage of total compensation allocated to long-term equity incentives. Cash bonuses and equity incentives are considered to relate to Company performance, while base salary is considered "fixed", although performance is considered when determining annual increases.. As a general matter, subject only to limited exceptions relating to the relocation of executive officers, we do not provide perquisites or benefits for our named executive officers on a basis that is different from other eligible employees.

Base Salary

        Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate executives for services rendered during the fiscal year, and to ensure that we remain competitive in attracting and retaining executive talent. Base salaries are generally set within a range of salaries paid to industry peers with comparable qualifications, experience, responsibilities and performance at similar companies.

        For each newly hired executive, the Compensation Committee determines base salary on a case-by-case basis by evaluating a number of factors, including the executive's qualifications and experience, the competitive recruiting environment for his or her services, the executive's anticipated role and responsibilities with the Company, the executive's past compensation history, and comparisons to market data regarding compensation levels for comparable executives of other biotechnology companies of similar sizes and stages of development or with which we compete for talented executives.

        For continuing executives, the Compensation Committee reviews base salaries annually as part of our performance review and appraisal process. Base salary increases, if any, are based primarily on each executive's job performance for the prior year, as well as a review of competitive market data, the executive's compensation relative to other executive officers, and the importance of retaining the executive's services with the Company. Annual salary adjustments are effective on or about March 1 of each year. The Compensation Committee may also review an executive's base salary from time-to-time upon a promotion or other change in job responsibility that occurs outside of our annual performance review and appraisal process.

Performance-Based Cash Bonuses

        Our performance-based cash bonus program is designed to promote the interests of the Company and its stockholders by providing executive officers with the opportunity to earn annual cash bonuses based upon the achievement of pre-specified corporate and individual performance objectives, and to assist the Company in attracting and retaining executive talent.

        At the beginning of each year, we establish annual performance objectives for the corporation as a whole and for each executive officer (other than our Chief Executive Officer, whose bonus is tied entirely to the achievement of corporate objectives). The corporate objectives generally target the achievement of specific sales and marketing, manufacturing, research and development, and corporate development milestones that are considered to be critical to the achievement of our long-term strategic goals. Each category of corporate objectives is assigned a weighted number so that the sum of all the weighted objectives equals 100%. The individual objectives for each executive officer focus on contributions that are consistent with and support the corporate objectives or are otherwise intended to contribute to the success of the Company. As with the corporate objectives, each category of individual objectives is assigned a weighted number so that the sum of all the weighted objectives equals 100%. The annual corporate and individual performance objectives are proposed by management and reviewed and approved by the Compensation Committee, typically during the first quarter of the year. The corporate objectives are also subject to review and approval by the full Board. At this time, the Compensation Committee also approves each executive officer's bonus target for the year based on its analysis of relevant market data, and determines the relative weighting of each executive's bonus between corporate and individual objectives.

        The Compensation Committee typically performs interim assessments of the annual performance objectives during each regularly scheduled meeting to review corporate progress, and may, on occasion, make certain adjustments to the objectives that the Committee deems appropriate based on changing circumstances. At the conclusion of each year, the Chief Executive Officer evaluates the degree of achievement of each category of corporate and individual performance objectives and assigns a performance multiplier which may range from 0% to 150%. The performance multipliers are then applied to the weighting assigned to each category of objectives to determine the category's contribution to the overall corporate or individual bonus percentages, as applicable. For example, for 2010, the Company's commercial objectives were assigned a 50% weighting and 82.4% performance multiplier, resulting in a 41.2% contribution to the overall corporate bonus percentage. Then, all the contributions to the overall corporate and individual bonus percentages are added together to determine the final corporate bonus percentage, which applies to all employees including the executive officers, and each executive officer's individual bonus percentage. The final bonus percentages are then applied to the relative weighting between corporate and individual objectives for each executive officer and multiplied by the executive's bonus target to determine his or her final bonus recommendation. For illustration purposes, the following table demonstrates the 2010 bonus award calculation for Mr. Clark based on the following assumptions: $233,500 in actual base salary earned; 30% bonus target weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives; and corporate and individual performance multipliers of 89.3% and 103.5%, respectively.

Bonus Component	Target Bonus Weighting	Target Bonus Opportunity(1)	Actual Bonus Percentage Attained	Actual Bonus Payment
Corporate	60%	$42,000	89.3%	$37,500
Individual	40%	$28,000	103.5%	$29,000
Total	100%	$70,000		$66,500

(1)
Bonus awards are calculated based on actual base salary earned during the applicable bonus year. Annual salary adjustments are effective March 1 of each year.

        After the Chief Executive Officer formulates his bonus recommendations, he submits them to the Compensation Committee, which determines the final performance multipliers and bonus payments, if any, for each executive officer. The Company must generally achieve at least 75% of its weighed corporate objectives for the year in order for any bonuses to be paid, although the Compensation Committee may determine to grant a bonus even though certain corporate or individual performance objectives are not met. If the Compensation Committee determines that corporate or individual performance for the year exceeded objectives or was excellent in view of prevailing conditions, the Compensation Committee may approve corporate or individual performance multipliers, as the case may be, up to 150%. The Compensation Committee also retains the authority, in its discretion, to identify any unplanned achievements that have been accomplished and to approve adjustments to an executive officer's bonus award. Bonuses are generally paid in March of each year for services rendered during the prior fiscal year.

Equity Incentives

        Equity incentives represent the largest component of our executive compensation program. Our equity incentives are designed to (i) align the interests of our executive officers with those of our stockholders by creating an incentive for our executive officers to maximize stockholder value and (ii) to encourage our executive officers to remain employed with us despite a competitive labor market.

        Historically, we have granted stock options and shares of restricted stock or restricted stock units to newly-hired executive officers on their first day of employment with us. We have also granted stock options and, more recently, restricted stock units to continuing executive officers as part of our annual performance review and appraisal process. The annual stock options and restricted stock unit awards are granted as a reward for past individual and corporate performance and as an incentive for future performance. The restricted stock units are also intended to promote employee retention as the Compensation Committee believes that the successful execution of our business strategy necessitates keeping our management team in place and focused on business goals. In addition, there is a trend among our peer group and the biopharmaceutical industry in general toward the use of full value shares, and the Compensation Committee believes the use of restricted stock units are appropriate to maintain a competitive compensation program. In October 2010, the Compensation Committee approved a special supplemental grant of restricted stock units for all employees, including our executive officers. The Compensation Committee believed these supplemental grants were necessary to address acute retention concerns resulting from the decrease in our stock price throughout the summer and fall of 2010, which caused the past four years of annual stock option grants to be significantly underwater. The Compensation Committee also approved the delivery of the entire annual equity award program for 2011 in the form of restricted stock units to address the ongoing retention concerns resulting from the continued volatility of our stock price.

        All stock options are granted with a 10-year term and an exercise price equal to 100% of the fair market value of our common stock on the date of grant. The stock options generally vest over a four-year period, with 25% of the options vesting one year after the date of grant, and the remaining 75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the executive's continued employment with us through such vesting dates. The shares of restricted stock vest in equal installments on the first four anniversaries of the date of grant, subject to the executive's continued employment with us through such vesting dates. The restricted stock units vest in equal installments on each of either the first three or four anniversaries of the date of grant, subject to the executive's continued employment with us through such vesting dates.

        The Compensation Committee approves all equity incentive awards for our executive officers. New-hire equity awards are either approved by the Compensation Committee, at regularly scheduled meetings or by unanimous written consent, or by our Chief Executive Officer in accordance with our Equity Compensation Awards Policy. The Compensation Committee approves annual equity grants at its February meeting, the date of which is generally set approximately one year in advance. The Compensation Committee selected the February meeting as the date to approve annual equity grants because it coincides with the Compensation Committee's review of prior year corporate and individual performance and the approval of other executive compensation decisions (e.g., base salary increases and bonus determinations). Grants approved during scheduled meetings become effective and are priced as of the date of approval or a predetermined future date (for example, new hire grants are effective as of the later of the date of approval or the newly-hired executive's start date). Grants approved by unanimous written consent become effective and are priced as of the date the last signature is obtained or as of a predetermined future date. The supplemental restricted stock unit awards in October 2010 were approved at a special meeting of the Compensation Committee, as they were intended to address acute retention concerns resulting from the decrease in our stock price throughout the summer and fall of 2010, and the Compensation Committee did not believe it was appropriate to wait until the next regularly scheduled meeting to take action. The Compensation Committee has not granted, nor does it intend to grant, equity compensation awards to executive officers in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock, such as a significant positive or negative clinical trial result. Similarly, the Compensation Committee has not timed, nor does it intend in the future to time, the release of material nonpublic information based on equity award grant dates. Also, because equity compensation awards typically vest either over a three or four-year period (and, with respect to options, with a one-year "cliff" followed by monthly vesting thereafter), the value to recipients of any immediate increase in the price of our common stock following a grant will be attenuated.

        The Compensation Committee determines the number of stock options, shares of restricted stock and/or restricted stock units to award to a newly-hired executive officer using the same factors described above that are considered in determining the base salaries of newly-hired executive officers. The Compensation Committee determines the number of stock options and/or restricted stock units to be awarded to continuing executives based on a variety of factors, including its review of competitive market data, its assessment of each executive officer's individual performance and expected future contribution, a review of each executive's existing equity incentive awards, and the importance of the executive's continued service with the Company.

Severance and Change-in-Control Benefits

        We have entered into employment agreements with each of our named executive officers. These agreements provide for severance compensation to be paid if the officers are terminated under certain conditions, such as in connection with a change-in-control of the Company or a termination without cause by us, each as defined in the agreements. In addition, the employment agreements with Mr. Berns provides that if it is determined that any payment or distribution by the Company to Mr. Berns to be made in connection with a change-in-control of the Company would be subject to the excise tax imposed by Section 4999 of the Code, Mr. Berns will be entitled to receive an additional payment or "gross up" to offset the economic impact of such excise tax. The terms of such employment agreements, as amended, including the severance compensation payable thereunder, are described in more detail beginning on page 57 of this proxy statement under the heading "Employment, Severance and Change-in-Control Agreements."

        In our experience, post-termination protection for executive officers is common among our peer group, and the Compensation Committee believes that providing this protection is essential to our ability to attract and retain talented executives capable of providing the leadership, vision and execution necessary to achieve our business objectives. In addition, the employment agreements and the related post-termination compensation provisions are designed to meet the following objectives:

  •
  Change-in-control:  As part of our normal course of business, we engage in discussions with other pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for a merger or being acquired may be in the best interests of our stockholders. We provide post-termination compensation if an officer is terminated as a result of a change-in-control transaction to promote the ability of our officers to act in the best interests of our stockholders even though they could be terminated as a result of a potential transaction.

  •
  Termination without Cause:  In certain instances, if we terminate the employment of an officer "without cause" or the officer resigns for "good reason", each as defined in the applicable agreement, we are obligated to pay the officers certain severance benefits under their employment agreements. We believe this is appropriate because the terminated officer is bound by confidentiality and non-competition provisions covering one year after termination and because we and the officer have a mutually agreed-to severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders' best interest.

        We have also adopted a broad-based Severance Benefit Plan and related Change of Control Severance Benefit Schedule that provides for severance compensation to all officers and employees of the Company with whom we do not have employment agreements in the event such individuals are terminated in connection with a change-in-control. The Severance Benefit Plan and related Change of Control Severance Benefit Schedule is designed to meet the same objectives discussed above with respect to the change-in-control protection provided to our executive officers under their employment agreements with the Company. The Severance Benefit Plan and related Change of Control Severance Benefit Schedule is described in more detail on page 68 of this proxy statement under the heading "Severance Arrangements."

        In addition, our equity incentive plans have provisions regarding vesting following a change-in-control, as defined in those plans.

Perquisites

        Perquisites and other personal benefits are not factored into our executive compensation program. We prefer to compensate executive officers using a mix of current, short- and long-term compensation with an emphasis on performance and do not believe that providing an executive perquisite program is consistent with our overall compensation philosophy. We typically provide perquisites and other personal benefits to executive officers on an exception-only basis, and they are generally limited to executive relocation assistance and temporary commuting and living expenses.

Employee Stock Purchase Plan

        We have an Employee Stock Purchase Plan, or ESPP, in which all eligible employees, including our executive officers, may elect to participate. Under the ESPP, eligible employees can choose to have up to 10% of their annual base earnings withheld to purchase shares of our common stock during each offering period. The purchase price of the common stock is 85% percent of the lower of the fair market value of a share of common stock on the first day of the offering or the fair market value of a share of common stock on the last day of the offering period. Each offering is for a period of six months beginning on January 1 and July 1 of each year.

Indemnification Agreements

        We enter into indemnification agreements with each of our directors and executive officers. These indemnification agreements provide, among other things, that we will indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts, incurred by any such person in any action or proceeding by reason of their position as a director, officer, employee, agent or fiduciary of the Company, any subsidiary of the Company or any other company or enterprise that such executive officer or director serves at the Company's request. We believe that indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Other Benefits

        We maintain health, dental and vision insurance plans for the benefit of all eligible employees, including our executive officers. Each of these benefit plans requires the employee to pay a portion of the premium, and we pay the remainder of the premiums. These benefits are offered on the same basis to all employees. We also maintain a 401(k) retirement savings plan that is available to all eligible employees. Under the 401(k) plan, we match 50% of each employee's contribution up to a maximum of $5,000 per year. Executives are eligible to participate in the 401(k) plan up to ERISA limits. No supplementary participation is available to the executives. Life, accidental death and dismemberment, short- and long-term disability insurance coverage, and wellness programs are also offered to all eligible employees and premiums are paid in full by the Company. Other voluntary benefits, such as supplemental long-term disability insurance coverage and supplemental life insurance, are also made available and paid for by the employees. The above benefits are available to our executive officers on the same basis as all other eligible employees.

2010 and 2011 Executive Compensation Determinations

        The key compensation determinations for Mr. Berns and the other named executive officers during 2010 and through March 31, 2011 were as follows:

Paul L. Berns—President and Chief Executive Officer

        For fiscal 2010, Mr. Berns' base salary was set at $550,000, representing a 10% increase from his 2009 base salary. Mr. Berns' 2010 bonus target was increased from 60% of base salary to 75% of base salary, weighted 100% to the achievement of corporate objectives. Based on the Compensation Committee's review of cash compensation practices for chief executive officers at companies included in the Company's 2010 peer group, it determined that Mr. Berns' annual cash compensation was inconsistent with the market data. Thus, the increase in Mr. Berns' base salary and bonus target were intended to address Mr. Berns' below-market cash compensation relative to the Company's 2010 peer group and his performance in 2009. As was the case for all named executive officers, the increase in Mr. Berns' 2010 bonus target was also intended to enhance the Company's focus on performance-based cash compensation as a result of the Company's transition from a development-stage to commercial-stage pharmaceutical company. This decision was based, in part, on the Compensation Committee's review of short-term incentive practices for the Company's 2010 peer group, which demonstrated that commercial-stage pharmaceutical companies generally have higher target bonus percentages and a greater focus on financial performance metrics than development-stage companies. For 2010, the Compensation Committee recommended and the Board approved a corporate bonus percentage of 89.3% of target for the Company's corporate objectives. Accordingly, Mr. Berns was awarded a cash bonus of $363,300 (which was determined and paid in 2011), representing a total payout of 89.3% of his 2010 bonus target. The table below summarizes the Company's corporate objective categories and target performance for 2010, as well as the relative weightings and performance multipliers approved by the Compensation Committee for each category:

Corporate Objective Category	Target Performance	2010 Weighting (A)	2010 Achievement (B)	Contribution to Overall Corporate Bonus Percentage (A × B)
Commercial	• Meet or exceed 2010 gross factory sales forecast	50%	82.4%	41.2%
	• Execute sales and marketing plan within Board-approved budget
Research & Development	• Drive FOLOTYN lymphoma program	20%	78.0%	15.6%
	• Drive FOLOTYN solid tumor program
	• Communicate FOLOTYN clinical utility
	• Advance PTCL awareness and leadership in medical community
Manufacturing	• Establish global supply arrangements	10%	125.0%	12.5%
	• Extend drug product dating
	• Prepare and submit chemistry, manufacturing and controls section of our MAA in Europe
Corporate compliance and risk management	• Drive corporate compliance and risk management program	10%	100.0%	10.0%
Corporate and business development initiatives	• Establish ex-U.S. partnering opportunities for Board review	10%	100.0%	10.0%
	• Execute IP lifecycle development opportunities
	Corporate Bonus Percentage(1):			89.3%

(1)
The Corporate Bonus Percentage approved by the Compensation Committee applies to all of our employees (including the named executive officers), except that the weighting of corporate and individual performance varies by employee level.

        Highlights of our 2010 corporate achievements considered by the Compensation Committee include the following:

  •
  Commercial:  In evaluating our commercial objectives, the Compensation Committee considered that we achieved $39.5 million of gross factory sales for 2010, the first full year of our commercial launch of FOLOTYN for the treatment of patients with relapsed or refractory PTCL. We also executed our FOLOTYN sales and marketing plan within our Board-approved budget, which included the completion of various commercial advisory boards, promotional programs, oncology network web cast programs, peer to peer programs, and a national web cast series. Based on these accomplishments, the Compensation Committee determined that we achieved 82.4% of the 50% weighting assigned to our commercial objectives, resulting in a 41.2% contribution to the overall corporate bonus percentage.

  •
  Research and development:  In evaluating our research and development objectives, the Compensation Committee considered our progress with our research and development program for FOLOTYN in hematologic malignancies, including the preparation, submission and validation of our marketing authorisation application ("MAA") seeking approval to market FOLOTYN in Europe for the treatment of patients with relapsed or refractory PTCL, our progress negotiating a special protocol assessment with the FDA for our planned Phase 3 study of FOLOTYN in patients with previously undiagnosed PTCL, our receipt of orphan medicinal product designations for FOLOTYN for the treatment of cutaneous T-cell lymphoma ("CTCL") and Hodgkin's lymphoma in Europe, and the completion of certain patient enrollment and study conduct objectives relating to our Phase 1 study of FOLOTYN in patients with relapsed or refractory CTCL, our Phase 1 study of FOLOTYN in combination with systemic bexarotene in patients with relapsed or refractory CTCL, our Phase 1/2a study of FOLOTYN plus gemcitabine in patients with non-Hodgkin's lymphoma, and our Phase 2 trial of FOLOTYN in patients with relapsed or refractory B-cell lymphoma. We also made progress with our research and development program for FOLOTYN in solid tumors, including the announcement and presentation of data from our Phase 2b study of FOLOTYN in patients with non-small cell lunch cancer ("NSCLC"), the completion of study designs for potential Phase 3 studies of FOLOTYN in patients with NSCLC, and the completion of certain patient enrollment and study conduct objectives relating to our Phase 2 study of FOLOTYN in patients with advanced or metastatic relapsed transitional cell carcinoma of the urinary bladder and our Phase 2 study of FOLOTYN in patients with advanced or metastatic breast cancer. The Compensation Committee also considered our progress communicating FOLOTYN's clinical utility, including the preparation of a manuscript presenting the final results from PROPEL, the Company's pivotal Phase 2 trial of FOLOTYN in patients with relapsed or refractory PTCL, which was published in the Journal of Clinical Oncology in January 2011. We also advanced PTCL awareness and our leadership position in the medical community by launching COMPLETE, a global observational study designed to enroll patients with newly-diagnosed PTCL and obtain data regarding longitudinal treatment patterns and outcomes, and initiating 45 sites in the United States. Based on these accomplishments, the Compensation Committee determined that we achieved 78% of the 20% weighting assigned to our research and development objectives, resulting in a 15.6% contribution to the overall corporate bonus percentage.

  •
  Manufacturing:  We achieved or exceeded our manufacturing objectives by successfully validating our world-wide suppliers of FOLOTYN bulk drug substance and FOLOTYN formulated drug product, releasing our drug product validation lots to commercial supply, extending our commercial drug product shelf life to 36 months, and preparing and submitting the chemistry, manufacturing and controls section of our MAA for FOLOTYN in Europe. We also achieved substantial cost savings through improvements to our manufacturing process and product labeling. Based on these accomplishments, the Compensation Committee determined that we achieved 125% of the 10% weighting assigned to our manufacturing objectives, resulting in a 12.5% contribution to the overall corporate bonus percentage.

  •
  Corporate compliance and risk management.  In evaluating our corporate compliance and risk management objectives, the Compensation Committee considered the development and implementation of our compliance monitoring plan for commercial operations and our completion of a comprehensive organizational risk assessment. Based on these accomplishments, the Compensation Committee determined that we achieved 100% of the 10% weighting assigned to our corporate compliance and risk management objectives, resulting in a 10.0% contribution to the overall corporate bonus percentage.

  •
  Corporate and business development initiatives:  We achieved all of our corporate and business development objectives, including the completion of various objectives relating to the development, implementation and execution of our ex-U.S. partnering strategy for FOLOTYN. We also advanced our intellectual property estate for FOLOTYN. Based on these accomplishments, the Compensation Committee determined that we achieved 100% of the 10% weighting assigned to our corporate development objectives, resulting in a 10.0% contribution to the overall corporate bonus percentage.

        In February 2010, Mr. Berns was awarded a stock option to purchase 170,000 shares of common stock at an exercise price of $7.56 per share, the fair market value of our common stock on the date of grant, and 100,000 restricted stock units. In October 2010, Mr. Berns was awarded an additional 265,734 restricted stock units. As was the case for all named executive officers, the 2010 stock option and restricted stock unit grants were awarded both as a reward for 2009 individual and corporate performance and as an incentive for future performance. Additionally, the restricted stock units, especially those granted in October 2010, were intended to promote employee retention in light of the volatility of our stock price and the Compensation Committee's belief that the successful execution of our strategic business objective necessitates the retention of our executive team.

        For fiscal 2011, Mr. Berns' base salary was set at $566,500, representing a 3% increase from his 2010 base salary. Mr. Berns' 2011 bonus target remained at 75% of base salary, weighted 100% to the achievement of corporate objectives. In February 2011, Mr. Berns was awarded 345,942 restricted stock units. As was the case for all named executive officers serving as executive officers as of December 31, 2010, the 2011 restricted stock unit grants were awarded both as a reward for 2010 individual and corporate performance and as an incentive for future performance. Additionally, as with the October 2010 supplemental awards, the restricted stock units were intended to promote employee retention.

        Mr. Berns does not receive separate compensation for serving as a member of the Board.

David C. Clark—Vice President, Finance, Treasurer and Assistant Secretary

        For fiscal 2010, Mr. Clark's base salary was set at $236,800, representing a 10% increase from his 2009 base salary. This included a 4% merit increase and a 6% market adjustment based on the Compensation Committee's review of competitive market data. Mr. Clark's 2010 bonus target was increased from 25% of base salary to 30% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2010, the Compensation Committee approved a corporate bonus percentage of 89.3% of target for the Company's corporate objectives (as described above for Mr. Berns) and an individual bonus percentage of 103.5% of target for Mr. Clark's individual objectives. Accordingly, Mr. Clark was awarded a cash bonus of $66,500 (which was determined and paid in 2011), representing a total payout of 95.0% of his 2010 bonus target. The following table summarizes Mr. Clark's 2010 bonus award calculation:

Bonus Component	Target Bonus Weighting	Target Bonus Opportunity(1)	Actual Bonus Percentage Attained	Actual Bonus Payment
Corporate	60%	$42,000	89.3%	$37,500
Individual	40%	$28,000	103.5%	$29,000
Total	100%	$70,000		$66,500

(1)
Bonus awards are calculated based on actual base salary earned during the applicable bonus year. Annual salary adjustments are effective March 1 of each year. As a result, Mr. Clark earned $233,500 in actual base salary during 2010 and his 30% bonus target was $70,000.

        As noted above, the Compensation Committee determined that Mr. Clark had performed at 103.5% of target with respect to his individual objectives, which included the development and execution of our corporate financial plan, the completion of a comprehensive organizational risk assessment, the advancement of our finance and accounting infrastructure, the completion of various objectives relating to the development, implementation and execution of our ex-U.S. partnering strategy for FOLOTYN, and Mr. Clark's leadership role in the areas of financial planning, corporate communications and investor relations. The Compensation Committee also considered Mr. Clark's role in leading the change in our independent registered public accounting firm from PricewaterhouseCoopers LLP to Ernst & Young LLP and securing a $1.5 million Therapeutic Discovery Tax Credit. In February 2010, Mr. Clark was awarded a stock option to purchase 26,250 shares of common stock at an exercise price of $7.56 per share, the fair market value of our common stock on the date of grant, and 14,948 restricted stock units. In October 2010, Mr. Clark was awarded an additional 50,336 restricted stock units as part of the special supplemental retention grant.

        For fiscal 2011, Mr. Clark's base salary was set at $262,800, representing an 11% increase from his 2010 base salary. This included a 3% merit increase and an 8% market adjustment based on the Compensation Committee's review of competitive market data. Mr. Clark's 2011 bonus target remained at 30% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In addition, in February 2011, Mr. Clark was awarded 53,957 restricted stock units.

Bruce Goldsmith—Vice President, Corporate Development

        For fiscal 2010, Dr. Goldsmith's base salary was set at $300,000. Dr. Goldsmith's 2010 bonus target was 30% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2010, the Compensation Committee approved a corporate bonus percentage of 89.3% of target for the Company's corporate objectives (as described above for Mr. Berns) and an individual bonus percentage of 109.5% of target for Dr. Goldsmith's individual objectives. Accordingly, Dr. Goldsmith was awarded a cash bonus of $87,600 (which was determined and paid in 2011), representing a total payout of 97.4% of his 2010 bonus target. The following table summarizes Dr. Goldsmith's 2010 bonus award calculation:

Bonus Component	Target Bonus Weighting	Target Bonus Opportunity(1)	Actual Bonus Percentage Attained	Actual Bonus Payment
Corporate	60%	$54,000	89.3%	$48,200
Individual	40%	$36,000	109.5%	$39,400
Total	100%	$90,000		$87,600

(1)
Bonus awards are calculated based on actual base salary earned during the applicable bonus year. Annual salary adjustments are effective March 1 of each year. As a result, Dr. Goldsmith earned $300,000 in actual base salary during 2010 and his 30% bonus target was $90,000.

        As noted above, the Compensation Committee determined that Dr. Goldsmith had performed at 109.5% of target with respect to his individual objectives, which included the completion of various objectives relating to the development, implementation and execution of our corporate growth strategy and ex-U.S. partnering strategy for FOLOTYN, the advancement of our new product planning initiatives, and Dr. Goldsmith's leadership role in the areas of corporate communications and investor relations. In February 2010, Dr. Goldsmith was awarded a stock option to purchase 40,500 shares of common stock at an exercise price of $7.56 per share, the fair market value of our common stock on the date of grant, and 23,062 restricted stock units. In October 2010, Dr. Goldsmith was awarded 100,671 restricted stock units as part of the special supplemental retention grant.

        For fiscal 2011, Dr. Goldsmith's base salary was set at $325,500, representing an increase of 8.5% from his 2010 base salary. This included a 3.5% merit increase and a 5% market adjustment based on the Compensation Committee's review of competitive market data. Dr. Goldsmith's 2011 bonus target increased from 30% of base salary to 50% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In addition, in February 2011, Dr. Goldsmith was awarded 67,298 restricted stock units.

Marc H. Graboyes—Senior Vice President, General Counsel and Secretary

        For fiscal 2010, Mr. Graboyes' base salary was set at $321,200, representing a merit increase of 4.25% from his 2009 base salary. Mr. Graboyes' 2010 bonus target was increased from 40% of base salary to 50% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2010, the Compensation Committee approved a corporate bonus percentage of 89.3% of target for the Company's corporate objectives (as described above for Mr. Berns) and an individual bonus percentage of 110.0% of target for Mr. Graboyes' individual objectives. Accordingly, Mr. Graboyes was awarded a cash bonus of $155,700 (which was determined and paid in 2011), representing a total payout of 97.6% of his 2010 bonus target. The following table summarizes Mr. Graboyes' 2010 bonus award calculation:

Bonus Component	Target Bonus Weighting (%)	Target Bonus Opportunity ($)(1)	Actual Bonus Percentage Attained (%)	Actual Bonus Payment ($)
Corporate	60%	$95,800	89.3%	$85,500
Individual	40%	$63,800	110.0%	$70,200
Total	100%	$159,600		$155,700

(1)
Bonus awards are calculated based on actual base salary earned during the applicable bonus year. Annual salary adjustments are effective March 1 of each year. As a result, Mr. Graboyes earned $319,200 in actual base salary during 2010 and his 50% bonus target was $159,600.

        As noted above, the Compensation Committee determined that Mr. Graboyes had performed at 110.0% of target with respect to his individual objectives, which included the completion of various objectives relating to our corporate compliance and risk management programs, the advancement of our patent portfolio, and the development, implementation and execution of our corporate growth strategy and ex-U.S. partnering strategy for FOLOTYN, as well as Mr. Graboyes' leadership role in the areas of human resources, executive compensation and corporate communications. In February 2010, Mr. Graboyes was awarded a stock option to purchase 73,083 shares of common stock at an exercise price of $7.56 per share, the fair market value of our common stock on the date of grant, and 41,617 restricted stock units. In October 2010, Mr. Graboyes was awarded an additional 134,228 restricted stock units as part of the special supplemental retention grant.

        For fiscal 2011, Mr. Graboyes' base salary was set at $348,500, representing an 8.5% increase from his 2010 base salary. This included a 3.5% merit increase and a 5% market adjustment based on the Compensation Committee's review of competitive market data. Mr. Graboyes' 2011 bonus target remained at 50% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In addition, in February 2011, Mr. Graboyes was awarded 170,803 restricted stock units.

Charles .Q Morris—Executive Vice President, Chief Medical Officer

        For fiscal 2010, Dr. Morris' base salary was set at $420,000. Dr. Morris' 2010 bonus target was 50% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. For 2010, the Compensation Committee approved a corporate bonus percentage of 89.3% of target for the Company's corporate objectives (as described above for Mr. Berns) and an individual bonus percentage of 100.5% of target for Dr. Morris' individual objectives. Accordingly, Dr. Morris was awarded a cash bonus of $132,600 (which was determined and paid in 2011), representing a total payout of 93.8% of his 2010 bonus target. The following table summarizes Dr. Morris' 2010 bonus award calculation:

Bonus Component	Target Bonus Weighting (%)	Target Bonus Opportunity ($)(1)	Actual Bonus Percentage Attained (%)	Actual Bonus Payment ($)
Corporate	60%	$84,800	89.3%	$75,700
Individual	40%	$56,600	100.5%	$56,900
Total	100%	$141,400		$132,600

(1)
Bonus awards are calculated based on actual base salary earned during the applicable bonus year. Annual salary adjustments are effective March 1 of each year. As a result, Dr. Morris earned $282,700 in actual base salary during 2010 and his 50% bonus target was $141,400.

        As noted above, the Compensation Committee determined that Dr. Morris had performed at 100.5% of target with respect to his individual objectives, which included the completion of various objectives relating to our research and development program for FOLOTYN in hematologic malignancies and solid tumors, the achievement of key regulatory objectives including the preparation, submission and validation of our MAA in Europe, the advancement of key medical affairs initiatives in support of FOLOTYN, and the assessment and reorganization of our research and development department to improve operating efficiencies and performance. In April 2010, Dr. Morris was awarded a stock option to purchase 190,000 shares of common stock at an exercise price of $8.17 per share, the fair market value of our common stock on the date of grant, and 110,000 restricted stock units. In October 2010, Dr. Morris was awarded 173,378 restricted stock units as part of the special supplemental retention grant.

        For fiscal 2011, Dr. Morris' base salary was set at $432,600, representing a merit increase of 3% from his 2010 base salary. Dr. Morris' 2011 bonus target remained at 50% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In addition, in February 2011, Dr. Morris was awarded 185,851 restricted stock units.

James V. Caruso—Former Executive Vice President, Chief Commercial Officer

        For fiscal 2010, Mr. Caruso's base salary was set at $426,900, representing a merit increase of 4.5% from his 2009 base salary. Mr. Caruso's 2010 bonus target was increased from 40% of base salary to 50% of base salary, weighted 60% to the achievement of corporate objectives and 40% to the achievement of individual objectives. In addition, Mr. Caruso was awarded a stock option to purchase 102,300 shares of common stock at an exercise price of $7.56 per share, the fair market value of our common stock on the date of grant, and 58,254 restricted stock units.

        Mr. Caruso's employment as Executive Vice President, Chief Commercial Officer of the Company was terminated effective August 24, 2010. As a result, Mr. Caruso did not receive a cash bonus for 2010.

Accounting and Tax Considerations

        We follow the fair value recognition provisions of Financial Accounting Standards Board ("FASB") Accounting Standard Codification ("ASC") Topic 718 (formerly, FASB Statement 123R). Under FASB ASC Topic 718 we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. Until we achieve sustained profitability, the availability to us of a tax deduction for compensation expense is not material to our financial position. We structure cash incentive bonus compensation so that it is taxable to our employees at the time it becomes available to them.

        Section 162(m) of the Code limits us to a deduction for federal income tax purposes of up to $1 million of compensation paid to certain named executive officers in a taxable year. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (a) such awards are granted by a compensation committee comprised solely of "outside directors," (b) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (c) the per-employee limitation is approved by the stockholders, and (d) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to stock purchase awards, stock bonus awards, stock unit awards, performance stock awards, and performance cash awards will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the grant, vesting or exercise of the award that the performance goal has been satisfied; and (iv) prior to the grant of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

        Our Compensation Committee intends for all stock options and stock appreciation rights granted under our 2008 Equity Incentive Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code. In addition, under our 2008 Equity Incentive Plan our Compensation Committee has the discretion to grant other types of awards that may qualify as performance-based compensation within the meaning of Section 162(m) of the Code. Except as noted below, stock options granted under our 2000 Stock Incentive Compensation Plan are performance-based compensation within the meaning of Section 162(m) of the Code and, as such, the spread between the fair market value of the underlying stock and the exercise price of such options is fully deductible upon exercise, as long as our Board of Directors or the committee of our Board of Directors granting such stock options was composed solely of "outside directors." However, stock options previously granted under our 2002 Broad Based Equity Incentive Plan and our 2006 Inducement Award Plan are not considered performance-based compensation within the meaning of Section 162(m) of the Code because such plans were not approved by our stockholders, and options granted under the 2000 Stock Incentive Compensation Plan from May 12, 2004 to December 20, 2005 are not considered performance-based compensation because that plan was not re-approved by stockholders until December 20, 2005. Accordingly, our compensation deduction, if any, resulting from the exercise of such options may not be fully deductible, depending on whether the optionee is a named executive officer at the time of exercise and on whether the total non-exempt compensation paid to such optionee exceeds $1 million in the year of such option exercise. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee intends to continue to evaluate the effects of the compensation limits of Section 162(m) of the Code and to grant compensation awards in the future in a manner consistent with the best interests of the Company and our stockholders.

Compensation Risk Assessment

        With the assistance of the Company's management, the Compensation Committee reviewed the Company's material compensation policies and practices for all employees, including its executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

        The following table shows for the fiscal years ended December 31, 2010, 2009 and 2008, compensation awarded or paid to, or earned by, the Company's President and Chief Executive Officer (Principal Executive Officer), Vice President, Finance and Treasurer (Principal Financial Officer), our three other most highly compensated executive officers at December 31, 2010 and a former executive officer who was no longer serving in the capacity of an executive officer at the end of the fiscal year (as previously defined, the "named executive officers").

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
Paul L. Berns	2010	542,400	—		1,922,600	728,800	363,300	16,800	(5)	3,573,900
President and Chief	2009	500,800	—		298,700	1,091,200	340,700	18,700	(6)	2,250,100
Executive Officer	2008	497,200	—		—	1,073,700	298,300	12,800	(7)	1,882,000
David C. Clark	2010	233,500	—		334,000	112,500	66,500	5,000		751,500
Vice President, Finance	2009	214,400	—		37,600	136,400	59,800	5,000		453,200
and Treasurer	2008	206,200	—		—	224,500	53,600	5,000		489,300
Bruce A. Goldsmith(8)	2010	300,000	—		616,300	173,600	87,600	5,000		1,182,500
Senior Vice President,
Corporate Development
Marc H. Graboyes	2010	319,200	—		903,900	313,300	155,700	5,000		1,697,100
Senior Vice President,	2009	306,900	—		96,400	352,700	137,400	5,000		898,400
General Counsel and	2008	293,600	—		—	390,500	91,600	5,000		780,700
Secretary
Charles Q. Morris(9)	2010	282,700	100,000	(10)	1,659,800	880,500	132,600	4,500		3,060,100
Executive Vice President,
Chief Medical Officer
James V. Caruso(11)	2010	279,600	—		440,400	438,600	—	359,900	(12)	1,518,500
Executive Vice President,	2009	407,000	—		152,800	559,000	183,500	5,000		1,307,300
Chief Commercial Officer	2008	395,600	—		—	585,700	168,900	5,000		1,155,200

(1)
The amounts shown in this column represent the aggregate full grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation (formerly, FASB Statement 123R) for stock awards granted during the fiscal year to the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information, see Note 5 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
The amounts shown in this column represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year to the named executive officers. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used to calculate these amounts, see Note 5 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(3)
The amounts shown in this column represent the cash bonuses earned by the named executive officers with respect to the fiscal year under the Company's performance-based cash bonus program. Amounts earned with respect to the fiscal year are generally paid in March of the following year. For example, the amounts shown for 2010 were paid in March 2011. For additional information, see the Compensation Discussion and Analysis beginning on page 32 of this proxy statement.

(4)
Unless otherwise indicated, the amounts shown in this column represent Company contributions under the Company's 401(k) plan.

(5)
This amount for Mr. Berns consists of the following: (i) $7,800 in supplemental disability insurance premiums, (ii) a $4,000 tax reimbursement with respect to such disability insurance, and (iii) a $5,000 Company contribution under the Company's 401(k) plan.

(6)
This amount for Mr. Berns consists of the following: (i) $7,800 in supplemental disability insurance premiums, (ii) a $5,900 tax reimbursement with respect to such disability insurance, and (iii) a $5,000 Company contribution under the Company's 401(k) plan.

(7)
This amount for Mr. Berns consists of the following: (i) $7,800 in supplemental disability insurance premiums and (ii) a $5,000 Company contribution under the Company's 401(k) plan.

(8)
Dr. Goldsmith became a named executive officer of the Company in 2010.

(9)
Dr. Morris was hired to serve as the Company's Executive Vice President, Chief Medical Officer effective April 26, 2010. Dr. Morris was not employed by the Company prior to that date.

(10)
This amount for Dr. Morris represents a signing bonus paid in connection with his commencement of employment with the Company in April 2010.

(11)
Mr. Caruso departed the Company effective August 24, 2010.

(12)
Pursuant to the Release Agreement between the Company and Mr. Caruso, dated October 22, 2010, Mr. Caruso received severance benefits from the Company including (i) $144,500 for continuation of Mr. Caruso's base salary through December 31, 2010; (ii) $134,900 for payment of accrued but unused vacation and sick leave; and (iii) $6,600 for payment the premiums of Mr. Caruso's group health insurance COBRA continuation coverage through December 31, 2010. This amount for Mr. Caruso also includes (i) a $5,000 Company contribution under the Company's 401(k) plan and (iii) $68,900 of additional compensation expense recognized by the Company in connection with extending the expiration date of the portions of Mr. Caruso's outstanding stock options that were vested as of August 24, 2010 until August 24, 2011.

Grants of Plan-Based Awards

        The following table sets forth certain information regarding grants of plan-based awards to the named executive officers during the year ended December 31, 2010:

									All Other Option Awards: Number of Securities Underlying Options (#)(3)
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						All Other Stock Awards: Number of Shares or Units of Stock (#)(2)			Grant Date Fair Value of Stock and Option Awards ($)(5)
										Exercise or Base Price of Option Awards ($/Sh)(4)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)
Paul L. Berns	1/1/2010	305,100		406,800		610,200		—	—	—	—
	2/22/2010	—		—		—		100,000	170,000	7.56	1,484,800
	10/20/2010	—		—		—		265,734	—	4.39	1,166,600
David C. Clark	1/1/2010	52,500		70,000		105,100		—	—	—	—
	2/22/2010	—		—		—		14,948	26,250	7.56	225,500
	10/20/2010	—		—		—		50,336	—	4.39	221,000
Bruce A. Goldsmith	1/1/2010	67,500		90,000		135,000		—	—	—	—
	2/22/2010	—		—		—		23,062	40,500	7.56	348,000
	10/20/2010	—		—		—		100,671	—	4.39	441,900
Marc H. Graboyes	1/1/2010	119,700		159,600		239,400		—	—	—	—
	2/22/2010	—		—		—		41,617	73,083	7.56	627,900
	10/20/2010	—		—		—		134,228	—	4.39	589,300
Charles Q. Morris	4/26/2010	106,000		141,400		212,000		110,000	190,000	8.17	1,779,200
	10/20/2010	—		—		—		173,378	—	4.39	761,100
James V. Caruso	1/1/2010	160,100	(6)	213,500	(6)	320,200	(6)	—	—	—	—
	2/22/2010	—		—		—		58,254	102,300	7.56	879,000

(1)
These columns show the possible threshold, target and maximum cash bonus payments to the named executive officers for the year ended December 31, 2010 under the Company's performance-based cash bonus program, which is described in more detail in the Compensation Discussion and Analysis beginning on page 32 of this proxy statement. The actual cash bonus awards earned by the named executive officers for the year ended December 31, 2010 are set forth in the Summary Compensation Table above under the column entitled "Non-Equity Incentive Plan Compensation," and the amounts set forth in these columns do not represent additional compensation paid to or earned by the named executive officers for the year ended December 31, 2010. The Company's performance-based cash bonus program provides that the Company must generally achieve at least 75% of its weighted corporate objectives for the year in order for any bonuses to be paid, although the Compensation Committee may determine to grant a bonus even though certain corporate or individual performance objectives are not met. If the Compensation Committee determines that corporate or individual performance for the year exceeded objectives or was excellent in view of prevailing conditions, the Compensation Committee may approve corporate or individual multipliers, as the case may be, up to 150% of target. The possible threshold, target and maximum cash bonus payments for the named executive officers for the year ended December 31, 2010 under the Company's performance-based cash bonus program are calculated as follows:

Name	Actual Base Salary Earned ($)	Bonus Target as % of Base	Threshold ($)		Target ($)		Maximum ($)
Paul L. Berns	542,400	75%	305,100		406,800		610,200
David C. Clark	233,500	30%	52,500		70,000		105,100
Marc H. Graboyes	319,200	50%	119,700		159,600		239,400
Bruce A. Goldsmith	300,000	30%	67,500		90,000		135,000
Charles Q. Morris	282,700	50%	106,000		141,300		212,000
James V. Caruso	279,600	50%	160,100	(6)	213,500	(6)	320,200	(6)
(2)
This column shows the number of shares or units of common stock awarded to the named executive officers during the year ended December 31, 2010. The stock awards with a grant date on February 22, 2010 and April 26, 2010 vest in equal installments on each of the first four anniversaries of the date of grant, subject to the recipient's continued employment with the Company through such vesting dates. The stock awards with a grant date on October 20, 2010 vest in equal installments on each of the first three anniversaries of the date of grant, subject to the recipient's continued employment with the Company through such vesting dates.

(3)
This column shows the number of shares of common stock underlying stock options granted to the named executive officers during the year ended December 31, 2010. The stock options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remaining 75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the recipient's continued employment with the Company through such vesting dates.

(4)
This column shows the exercise price for the stock options granted to the named executive officers during the year ended December 31, 2010, which equals the fair market value of the Company's common stock on the date of grant.

(5)
This column shows the full grant date fair value of the stock and option awards granted to the named executive officers during the year ended December 31, 2010, calculated under FASB ASC Topic 718. The full grant date fair value is the amount that the Company recognizes as stock-based compensation expense in its financial statements over the required service period of the award. For additional information, see Note 5 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(6)
Mr. Caruso departed the Company effective August 24, 2010. As a result, Mr. Caruso was ineligible to receive a cash bonus payment for the year ended December 31, 2010 under the Company's performance-based cash bonus program. These numbers represent his bonus Threshold, Target and Maximum as of January 1, 2010 based on his annualized base salary of $426,900.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth certain information regarding equity awards granted to the named executive officers that were outstanding as of December 31, 2010:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(1)					Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Exercisable (#)		Unexercisable (#)	Option Exercise Price	Option Expiration Date
Paul L. Berns	350,000		0	3.14	3/9/2016	—		—
	263,538		11,462	7.47	2/16/2017	—		—
	194,789		80,211	6.12	2/25/2018	—		—
	128,332		151,668	6.40	2/23/2019	—		—
	—		170,000	7.56	2/22/2020	—		—
	—		—	—	—	35,001	(3)	161,400
	—		—	—	—	100,000	(4)	461,000
	—		—	—	—	265,734	(5)	1,225,000
David C. Clark	47,916		2,084	7.47	2/16/2017	—		—
	40,728		16,772	6.12	2/25/2018	—		—
	16,041		18,959	6.40	2/23/2019	—		—
	—		26,250	7.56	2/22/2020	—		—
	—		—	—	—	4,407	(6)	20,300
	—		—	—	—	14,948	(7)	68,900
	—		—	—	—	50,336	(8)	232,000
Bruce A. Goldsmith	56,249		43,751	7.90	9/10/2018	—		—
	6,874		8,126	6.40	2/23/2019	—		—
	—		40,500	7.56	2/22/2020	—		—
	—		—	—	—	3,750	(9)	17,300
	—		—	—	—	23,062	(10)	106,300
	—		—	—	—	100,671	(11)	464,100
Marc H. Graboyes	71,874		3,126	7.47	2/16/2017	—		—
	70,832		29,168	6.12	2/25/2018	—		—
	41,477		49,019	6.40	2/23/2019	—		—
	—		73,083	7.56	2/22/2020	—		—
	—		—	—	—	11,295	(12)	52,100
	—		—	—	—	41,617	(13)	191,900
	—		—	—	—	134,228	(14)	618.800
Charles Q. Morris	—		190,000	8.17	4/26/2020	—		—
	—		—	—	—	110,000	(15)	507,100
	—		—	—	—	173,378	(16)	799,300
James V. Caruso(17)	131,248	(17)	—	7.47	8/24/2011	—		—
	90,624	(17)	—	6.12	8/24/2011	—		—
	53,794	(17)	—	6.40	8/24/2011	—		—

(1)
Unless otherwise indicated, these options have a 10-year term and vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remaining

  75% of the options vesting in equal monthly installments thereafter over the next three years, subject to the recipient's continued employment with the Company through such vesting dates.

(2)
The market value of the shares of restricted stock that have not vested as of December 31, 2010 is based on $4.61 per share, which equaled the closing price of the Company's common stock on December 31, 2010, the last business day of the 2010 fiscal year.

(3)
46,667 restricted stock units were granted to Mr. Berns on February 23, 2009. 11,666 units vested on February 23, 2010 and 11,667 units vested on February 23, 2011. 11,667 units vest on each of February 23, 2012 and 2013, subject to Mr. Berns' continued employment with the Company through such vesting dates.

(4)
100,000 restricted stock units were granted to Mr. Berns on February 22, 2010. 25,000 units vested on February 22, 2011. 25,000 units vest on each of February 22, 2012, 2013 and 2014, subject to Mr. Berns' continued employment with the Company through such vesting dates.

(5)
265,734 restricted stock units were granted to Mr. Berns on October 20, 2010. 88,578 units vest on each of October 20, 2011, 2012 and 2013, subject to Mr. Berns' continued employment with the Company through such vesting dates.

(6)
5,875 restricted stock units were granted to Mr. Clark on February 23, 2009. 1,468 units vested on February 23, 2010 and 1,469 units vested on February 23, 2011. 1,469 units vest on each of February 23, 2012 and 2013, subject to Mr. Clark's continued employment with the Company through such vesting dates.

(7)
14,948 restricted stock units were granted to Mr. Clark on February 22, 2010. 3,737 units vested on February 22, 2011. 3,737 units vest on each of February 22, 2012, 2013 and 2014, subject to Mr. Clark's continued employment with the Company through such vesting dates.

(8)
50,336 restricted stock units were granted to Mr. Clark on October 20, 2010. 16,778 units vest on October 20, 2011, and 16,779 units vest on each of October 20, 2012 and 2013, subject to Mr. Clark's continued employment with the Company through such vesting dates.

(9)
5,000 restricted stock units were granted to Dr. Goldsmith on February 23, 2009. 1,250 units vested on each of February 23, 2010 and 2011. 1,250 units vest on each of February 23, 2012 and 2013, subject to Dr. Goldsmith's continued employment with the Company through such vesting dates.

(10)
23,062 restricted stock units were granted to Dr. Goldsmith on February 22, 2010. 5,765 units vested on February 22, 2011. 5,765 units vest on February 22, 2012 and 5,766 units vest on each of February 22, 2013 and 2014, subject to Dr. Goldsmith's continued employment with the Company through such vesting dates.

(11)
100,671 restricted stock units were granted to Dr. Goldsmith on October 20, 2010. 33,557 units vest on each of October 20, 2011, 2012 and 2013, subject to Dr. Goldsmith's continued employment with the Company through such vesting dates.

(12)
15,060 restricted stock units were granted to Mr. Graboyes on February 23, 2009. 3,765 units vested on each of February 23, 2010 and 2011. 3,765 units vest on each of February 23, 2012 and 2013, subject to Mr. Graboyes' continued employment with the Company through such vesting dates.

(13)
41,617 restricted stock units were granted to Mr. Graboyes on February 22, 2010. 10,404 units vested on February 22, 2011. 10,404 units vest on each of February 22, 2012 and 2013 and 10,405 units vest on February 2014, subject to Mr. Graboyes' continued employment with the Company through such vesting dates.

(14)
134,228 restricted stock units were granted to Mr. Graboyes on October 20, 2010. 44,742 units vest on October 20, 2011, and 44,743 units vest on each of October 20, 2012 and 2013, subject to Mr. Graboyes' continued employment with the Company through such vesting dates.

(15)
110,000 restricted stock units were granted to Dr. Morris on April 26, 2010. 27,500 units vested on April 26, 2011. 27,500 units vest on each of April 26, 2012, 2013 and 2014, subject to Dr. Morris' continued employment with the Company through such vesting dates.

(16)
173,378 restricted stock units were granted to Dr. Morris on October 20, 2010. 57,792 units vest on October 20, 2011, and 57,793 units vest on each of October 20, 2012 and 2013, subject to Dr. Morris' continued employment with the Company through such vesting dates.

(17)
Mr. Caruso departed the Company effective August 24, 2010. Pursuant to the Release Agreement between the Company and Mr. Caruso, dated October 22, 2010, the terms of those portions of Mr. Caruso's outstanding stock options that were vested as of August 24, 2010 were extended until August 24, 2011.

Option Exercises And Stock Vested

        The following table sets forth certain information regarding option exercises and restricted stock units that vested during the year ended December 31, 2010 with respect to the named executive officers:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Paul L. Berns	—	—	86,666	635,900
David C. Clark	42,000	155,471	1,468	10,900
Bruce A. Goldsmith	—	—	1,250	9,300
Marc H. Graboyes	75,000	441,800	3,765	28,000
Charles Q. Morris	—	—	—	—
James V. Caruso	100,000	275,800	33,468	240,800

(1)
The value realized on exercise of the options equals the difference between the market price of the underlying stock at exercise and the exercise or base price of the options, multiplied by the number of shares acquired on exercise.

(2)
The value realized on vesting of restricted stock units equals the market value of the Company's common stock on the vesting date, multiplied by the number of shares that vested.

Retirement Payments and Benefits

        None of the named executive officers participate in or have account balances in qualified or non-qualified deferred benefit plans sponsored by the Company.

Nonqualified Deferred Compensation

        None of the named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by the Company. In the future, the Compensation Committee may elect to provide the named executive officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in the Company's best interests.

Employment, Severance and Change-in-Control Agreements

        The Company has entered into employment agreements with each of the named executive officers. The material terms of such agreements are summarized below.

        On December 13, 2007, the Company and Mr. Berns entered into a second amended and restated employment agreement, which was amended in May 2009 and March 2011. On June 25, 2009, the Company entered into an employment agreement with Mr. Clark, which was amended in March 2011. Dr. Goldsmith and the Company entered into an employment agreement dated April 29, 2009, which was amended in May 2009 and March 2011. On June 2, 2010, the Company and Mr. Graboyes entered into a second amended and restated employment agreement, which was amended in March 2011. Dr. Morris and the Company entered into an employment agreement dated April 26, 2010, which was amended in March 2011.

        Pursuant to each named executive officer's employment agreement, each named executive officer earns an annual base salary, which amount may be increased annually at the discretion of the Board. Currently, Mr. Berns earns an annual base salary of $566,500, Mr. Clark earns an annual base salary of $262,800, Dr. Goldsmith earns an annual base salary of $325,500, Mr. Graboyes earns an annual base salary of $348,500 and Dr. Morris earns an annual base salary of $432,600. Each named executive officer is also eligible to participate in the Company's performance-based cash bonus plan, pursuant to which he is eligible for an annual bonus award determined in accordance with the terms of the plan. Currently, Mr. Berns' target bonus is set at 75% of his annual base salary, Mr. Clark's target bonus is set at 30% of his annual base salary, Dr. Goldsmith's target bonus is set at 50% of his annual base salary, Mr. Graboyes' target bonus is set at 50% of his annual base salary and Dr. Morris' target bonus is set at 50% of his annual base salary.

        The employment agreements with each named executive officer also provide that each named executive officer's employment with the Company is at-will and may be terminated by either the named executive officer or the Company at any time. However, if the Company terminates the named executive officer's employment without just cause or if the named executive officer resigns for good reason (other than in connection with a change-in-control of the Company), provided that the named executive officer executes a general release in favor of the Company, the named executive officer will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Severance Benefits Upon Termination or Change-in-Control" beginning on page 58 of this proxy statement.

        The employment agreements with each named executive officer further provide that if the Company (or any surviving or acquiring corporation) terminate the named executive officer's employment without cause or if the named executive officer resigns for good reason within one month prior to or 12 months (two years for Mr. Berns) following the effective date of a change-in-control of the Company, provided that the named executive officer executes a general release in favor of the Company (or any surviving or acquiring corporation) at the election thereof, the named executive officer will be entitled to receive certain payments and other benefits, which are described in more detail under the heading "Severance Benefits Upon Termination or Change-in-Control" beginning on page 58 of this proxy statement.

        The executive officers are also required to sign confidentiality and inventions assignment agreement with the Company. The employment agreements and confidentiality and inventions assignment agreements impose certain confidentiality, non-compete and/or non-solicitation obligations on the named executive officers. In the event that a named executive officer violates his confidentiality, non-compete and/or non-solicitation obligations or the terms of his confidentiality and inventions assignment agreement with the Company, the named executive officer's right to most of the severance benefits that he would have otherwise been entitled to pursuant to his employment agreement (other than in connection with a change-in-control of the Company) will cease on the date of such violation.

Severance Benefits Upon Termination or Change-in-Control

Termination for Cause or Resignation without Good Reason

        Under the terms of the named executive officers' employment agreements, if the Company terminates a named executive officer's employment for just cause or a named executive officer resigns without good reason, the named executive officer is entitled the benefits listed below

        Mr. Berns is entitled to the following: (i) any base salary and annual bonus earned but unpaid prior to the date of termination; (ii) all accrued but unused personal time; (iii) any unreimbursed business expenses; and (iv) any employee benefits to which Mr. Berns is entitled upon termination of employment (collectively, the "Accrued Obligations"). Such amounts are to be paid within 30 days after the date of termination. Following such termination, Mr. Berns' then outstanding stock options and other stock awards will remain subject to the terms of their respective governing documents.

        Mr. Clark, Dr. Goldsmith, Mr. Graboyes and Dr. Morris are entitled to the following: (i) any base salary earned but unpaid prior to the date of termination; (ii) all accrued but unused vacation; and (iii) any unreimbursed business expenses. Following termination, vesting of such named executive officer's unvested stock option or other stock awards shall cease on the date of termination.

Termination without Cause or Resignation with Good Reason

        Under the terms of the named executive officers' employment agreements, if the Company terminates a named executive officer's employment without just cause or a named executive officer resigns with good reason (other than in connection with a change-in-control of the Company), provided that the named executive officer executes a general release in favor of the Company, the named executive officer is entitled the benefits listed below.

        Mr. Berns is entitled to the following: (i) payment of the Accrued Obligations within 30 days after the date of termination; (ii) an amount equal to his target bonus for the year in which the termination occurs, prorated through the date of termination; (iii) an amount equal to 1.5 times his base salary then in effect, payable in monthly installments over the 18-month period following the date of termination; (iv) an amount equal to 1.5 times his annual bonus for the year preceding the year in which the termination occurs, payable in a lump sum within 30 days after the date of termination; (v) treatment of his then outstanding stock options and other stock awards in accordance with the terms of their respective governing documents; (vi) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination; and (vii) outplacement assistance for up to 12 months following the date of termination with an aggregate cost of up to $15,000.

        Mr. Clark is entitled to the following: (i) continuation of Mr. Clark's then current base salary for a period of six months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to six months following the date of termination.

        Dr. Goldsmith is entitled to the following: (i) continuation of Dr. Goldsmith's then current base salary for a period of six months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to six months following the date of termination.

        Mr. Graboyes is entitled to the following: (i) continuation of Mr. Graboyes' then current base salary for a period of 12 months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination.

        Dr. Morris is entitled to the following: (i) continuation of Dr. Morris' then current base salary for a period of 12 months following the date of termination, paid on the same basis and at the same time as previously paid; (ii) payment of any accrued but unused vacation and sick leave; and (iii) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination.

        Except for the payment of any accrued but unused vacation and sick leave, the payments described above shall cease, and the Company shall have no further obligations to the named executive officer with respect thereto, in the event that the named executive officer breaches the confidentiality, non-compete and/or non-solicitation provisions under his employment agreement and confidentiality and inventions assignment agreement with the Company. The Company's obligation to pay the named executive officer's COBRA premiums ceases upon the named executive officer's eligibility for comparable coverage provided by a new employer. Following termination, vesting of Mr. Clark's, Dr. Goldsmith's, Mr. Graboyes' and Dr. Morris' unvested stock option or other stock awards shall cease on the date of termination. Following termination, Mr. Berns' then outstanding stock options and other stock awards will remain subject to the terms of their respective governing documents.

Termination without Cause or Resignation with Good Reason (in connection with a Change-in-Control)

        Under the terms of the named executive officers' employment agreements, if the Company (or any surviving or acquiring corporation) terminates a named executive officer's employment without just cause or the named executive officer resigns with good reason within one month prior to or 12 months (two years for Mr. Berns) following the effective date of a change-in-control of the Company, provided that the named executive officer executes a general release in favor of the Company (or any surviving or acquiring corporation) at the election thereof, the named executive officer is entitled the benefits listed below.

        Mr. Berns is entitled to the following: (i) payment of the Accrued Obligations within 30 days after the date of termination; (ii) an amount equal to his target bonus for the year in which the termination occurs, prorated through the date of termination; (iii) a lump-sum cash payment in an amount equal to (A) two times his highest annual base salary in effect during the 12 months prior to such termination, plus (B) two times his highest annualized bonus paid or payable in respect of the five years preceding the year in which the change-in-control occurs; (iv) immediate vesting of all outstanding stock options and other stock awards granted to Mr. Berns and the extension of the option exercise period for 24 months after the date of termination; (v) continued coverage for 18 months under all policies of medical, accident, disability and life insurance for Mr. Berns and his dependents; and (vi) outplacement assistance for up to 12 months following the date of termination with an aggregate cost of up to $15,000. In addition, Mr. Berns' second amended and restated employment agreement, as amended, provides that, in certain circumstances, he will be entitled to a gross-up payment for payments that result in an excise tax imposed by Section 4999 of the Code.

        Mr. Clark is entitled to the following: (i) a lump-sum cash payment in an amount equal to (A) Mr. Clark's annual base salary then in effect, plus (B) the greater of (1) Mr. Clark's annualized target bonus award for the year in which Mr. Clark's employment terminates or (2) the annual bonus amount paid to Mr. Clark in the immediately prior year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Mr. Clark's target bonus award for the year in which Mr. Clark's employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination; (v) outplacement assistance for up to six months following the date of termination with an aggregate cost of up to $7,500; and (vi) immediate vesting of all outstanding stock options and other stock awards granted to Mr. Clark and the extension of the option exercise period for 12 months after the date of termination.

        Dr. Goldsmith is entitled to the following: (i) a lump-sum cash payment in an amount equal to (A) Dr. Goldsmith's annual base salary then in effect, plus (B) the greater of (1) Dr. Goldsmith's annualized target bonus award for the year in which Dr. Goldsmith's employment terminates or (2) the annual bonus amount paid to Dr. Goldsmith in the immediately prior year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Dr. Goldsmith's target bonus award for the year in which Dr. Goldsmith's employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 12 months following the date of termination; (v) outplacement assistance for up to six months following the date of termination with an aggregate cost of up to $7,500; and (vi) immediate vesting of all outstanding stock options and other stock awards granted to Dr. Goldsmith and the extension of the option exercise period for 12 months after the date of termination.

        Mr. Graboyes is entitled to the following: (i) a lump-sum cash payment in an amount equal to (A) 1.5 times Mr. Graboyes' annual base salary then in effect, plus (B) 1.5 times the greater of (1) Mr. Graboyes' annualized target bonus award for the year in which Mr. Graboyes' employment terminates or (2) the annual bonus amount paid to Mr. Graboyes in the immediately prior year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Mr. Graboyes' target bonus award for the year in which Mr. Graboyes' employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months following the date of termination; (v) outplacement assistance for up to nine months following the date of termination with an aggregate cost of up to $11,250; and (vi) immediate vesting of all outstanding stock options and other stock awards granted to Mr. Graboyes and the extension of the option exercise period for 12 months after the date of termination.

        Dr. Morris is entitled to the following: (i) a lump-sum cash payment in an amount equal to (A) 1.5 times Dr. Morris' annual base salary then in effect, plus (B) 1.5 times the greater of (1) Dr. Morris' annualized target bonus award for the year in which Dr. Morris' employment terminates or (2) the annual bonus amount paid to Dr. Morris in the immediately prior year; (ii) payment of any accrued but unused vacation and sick leave; (iii) payment of Dr. Morris' target bonus award for the year in which Dr. Morris' employment terminates, prorated through the date of termination; (iv) payment of premiums for his group health insurance COBRA continuation coverage for up to 18 months following the date of termination; (v) outplacement assistance for up to nine months following the date of termination with an aggregate cost of up to $11,250; and (vi) immediate vesting of all outstanding stock options and other stock awards granted to Dr. Morris and the extension of the option exercise period for 12 months after the date of termination.

        The Company's obligation to pay a named executive officer's COBRA premiums ceases upon the named executive officer's eligibility for comparable coverage provided by a new employer. Certain of the payments described above shall cease, and the Company shall have no further obligations to the named executive officer with respect thereto, in the event that the named executive officer breaches the confidentiality, non-compete and/or non-solicitation provisions under his employment agreement and confidentiality and inventions assignment agreement with the Company.

Potential Payments Upon Termination or Change-in-Control

        The following tables reflect the estimated potential payments upon termination or change-in-control of the Company that would be payable to each of the named executive officers under the terms of their respective employment agreements. The amounts shown reflect only the additional payments or benefits that the named executive officer would have received upon the occurrence of the respective triggering events listed below; they do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested, absent the triggering event. For purposes of calculating the potential payments set forth in the tables below, we have assumed that (i) the date of termination was December 31, 2010 and (ii) the stock price was $4.61, the closing market price of the Company's common stock on December 31, 2010, the last business day of the 2010 fiscal year.

Paul L. Berns—President and Chief Executive Officer

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in- Control)
Paul L. Berns
Cash Payments
Cash Severance	$—	$1,336,100	(1)	$1,781,400	(2)
Target Bonus for Year of Separation	$—	$412,500		$412,500
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—		$0	(3)
Restricted Stock (Unvested and Accelerated)	$—	$—		$1,847,400	(4)
Benefits and Perquisites
Accrued Sick Leave	$31,700	$31,700		$31,700
Benefits Continuation	$—	$23,500		$49,600
Outplacement Assistance	$—	$15,000		$15,000
Excise Tax Gross-Up (Estimated)	$—	$—		$—
Total Payments Upon Termination	$31,700	$1,818,800		$4,137,600

(1)
Amount represents (i) 1.5 times base salary then in effect, payable in monthly installments over the 18-month period following the date of termination, plus (ii) 1.5 times the annual bonus for the year preceding the year in which the termination occurs, payable in a lump sum within 30 days after the date of termination.

(2)
Amount represents a lump sum payment equal to (i) two times base salary, plus (ii) two times highest annualized bonus, paid or payable, in respect of the five fiscal years preceding the year of termination.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

(4)
Amount represents the in-the-money value of unvested restricted stock units as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of restricted stock units are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

David C. Clark—Vice President, Finance

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in- Control)
David C. Clark
Cash Payments
Cash Severance	$—	$118,400	(1)	$307,800	(2)
Target Bonus for Year of Separation	$—	$—		$71,000
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—		$0	(3)
Restricted Stock (Unvested and Accelerated)	$—	$—		$321,300	(4)
Benefits and Perquisites
Accrued Sick Leave	$—	$13,800		$13,800
Benefits Continuation	$—	$11,800		$23,500
Outplacement Assistance	$—	$—		$7,500
Total Payments Upon Termination	$—	$144,000		$744,900

(1)
Amount represents 0.5 times base salary then in effect, payable on the same basis and at the same time as paid at the time of termination.

(2)
Amount represents a lump sum payment equal to (i) 1.0 times base salary then in effect, plus (ii) 1.0 times annualized target bonus award for the year of termination.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

(4)
Amount represents the in-the-money value of unvested restricted stock units as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of restricted stock units are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

Bruce A. Goldsmith—Senior Vice President, Corporate Development

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in- Control)
Bruce A. Goldsmith
Cash Payments
Cash Severance	$—	$150,000	(1)	$390,000	(2)
Target Bonus for Year of Separation	$—	$—		$90,000
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—		$0	(3)
Restricted Stock (Unvested and Accelerated)	$—	$—		$587,700	(4)
Benefits and Perquisites
Accrued Sick Leave	$—	$18,500		$18,500
Benefits Continuation	$—	$11,800		$23,500
Outplacement Assistance	$—	$—		$7,500
Total Payments Upon Termination	$—	$180,300		$1,117,200

(1)
Amount represents 0.5 times base salary then in effect, payable on the same basis and at the same time as paid at the time of termination.

(2)
Amount represents a lump sum payment equal to (i) base salary then in effect, plus (ii) annualized target bonus award for the year of termination.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

(4)
Amount represents the in-the-money value of unvested restricted stock units as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of restricted stock units are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

Marc H. Graboyes—Senior Vice President, General Counsel and Secretary

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in- Control)
Marc H. Graboyes
Cash Payments
Cash Severance	$—	$321,200	(1)	$722,700	(2)
Target Bonus for Year of Separation	$—	$—		$160,600
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—		$0	(3)
Restricted Stock (Unvested and Accelerated)	$—	$—		$862,700	(4)
Benefits and Perquisites
Accrued Sick Leave	$—	$19,800		$19,800
Benefits Continuation	$—	$15,700		$23,500
Outplacement Assistance	$—	$—		$11,300
Total Payments Upon Termination	$—	$356,700		$1,800,600

(1)
Amount represents 1.0 times base salary then in effect, payable on the same basis and at the same time as paid at the time of termination.

(2)
Amount represents a lump sum payment equal to (i) 1.5 times base salary then in effect, plus (ii) 1.5 times annualized target bonus award for the year of termination.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

(4)
Amount represents the in-the-money value of unvested restricted stock units as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of restricted stock units are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

Charles Q. Morris—Executive Vice President, Chief Medical Officer

	Termination For Just Cause or Resignation Without Good Reason Termination	Termination Without Just Cause or Resignation With Good Reason Termination		Termination Without Just Cause or Resignation With Good Reason (in connection with a Change-in- Control)
Charles Q. Morris
Cash Payments
Cash Severance	$—	$420,000	(1)	$945,000	(2)
Target Bonus for Year of Separation	$—	$—		$210,000
Long-Term Incentives
Stock Options (Unvested and Accelerated)	$—	$—		$0	(3)
Restricted Stock (Unvested and Accelerated)	$—	$—		$1,306,400	(4)
Benefits and Perquisites
Accrued Sick Leave	$—	$8,900		$8,900
Benefits Continuation	$—	$23,500		$35,300
Outplacement Assistance	$—	$—		$11,300
Total Payments Upon Termination	$—	$452,400		$2,516,900

(1)
Amount represents 1.0 times base salary then in effect, payable on the same basis and at the same time as paid at the time of termination.

(2)
Amount represents a lump sum payment equal to (i) 1.5 times base salary then in effect, plus (ii) 1.5 times annualized target bonus award for the year of termination.

(3)
Amount represents the in-the-money value of unvested stock options as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of shares underlying such stock options and the exercise price thereof are reflected in the columns entitled "Number of Securities Underlying Unexercised Options—Unexercisable" and "Option Exercise Price," respectively, in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

(4)
Amount represents the in-the-money value of unvested restricted stock units as of December 31, 2010, using the closing market price of the Company's common stock on December 31, 2010. The number of restricted stock units are reflected in the column entitled "Number of Shares or Units of Stock that Have Not Vested" in the Outstanding Equity Awards at Fiscal Year End table set forth on page 54 of this proxy statement.

James V. Caruso—Former Executive Vice President, Chief Commercial Officer

        Mr. Caruso resigned as Executive Vice President, Chief Commercial Officer of the Company, effective August 24, 2010. Pursuant to the Release Agreement between the Company and Mr. Caruso, dated October 22, 2010, Mr. Caruso received severance benefits from the Company including (i) $144,500 for continuation of Mr. Caruso's base salary through December 31, 2010; (ii) $134,900 for payment of accrued but unused vacation and sick leave; and (iii) $6,600 for payment the premiums of Mr. Caruso's group health insurance COBRA continuation coverage through December 31, 2010. In addition, the terms of the portions of Mr. Caruso's outstanding stock options that were vested as of August 24, 2010 were extended until August 24, 2011.

Director Compensation

        The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2010:

Director Compensation for Fiscal 2010

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Nishan de Silva(2)	20,000	87,600	107,600
Stephen J. Hoffman(3)	73,800	105,100	178,900
Jeffrey R. Latts(4)	45,000	70,000	115,000
Jonathan S. Leff(5)	53,100	70,000	123,100
Timothy P. Lynch(6)	65,000	70,000	135,000
David M. Stout(7)	55,000	70,000	125,000
Michael D. Casey(8)	16,900	0	16,900
Stewart Hen(9)	23,800	0	23,800

(1)
The amounts shown in this column represent the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for stock options granted during the fiscal year to the non-employee directors. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions used to calculate these amounts, see Note 5 to the Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

(2)
Grant date fair value of 25,000 options granted in 2010: $87,600. Total number of shares subject to stock options outstanding at December 31, 2010: 25,000.

(3)
Grant date fair value of 30,000 options granted in 2010: $105,100. Total number of shares subject to stock options outstanding at December 31, 2010: 355,000.

(4)
Grant date fair value of 20,000 options granted in 2010: $70,000. Total number of shares subject to stock options outstanding at December 31, 2010: 85,000.

(5)
Grant date fair value of 20,000 options granted in 2010: $70,000. Total number of shares subject to stock options outstanding at December 31, 2010: 120,000.

(6)
Grant date fair value of 20,000 options granted in 2010: $70,000. Total number of shares subject to stock options outstanding at December 31, 2010: 125,000.

(7)
Grant date fair value of 20,000 options granted in 2010: $70,000. Total number of shares subject to stock options outstanding at December 31, 2010: 65,000.

(8)
Mr. Casey resigned as a director of the Company, effective January 25, 2010. There were no options granted to Mr. Casey in 2010. Total number of shares subject to stock options outstanding at December 31, 2010: 60,000.

(9)
Mr. Hen resigned as a director of the Company, effective June 22, 2010. There were no options granted to Mr. Hen in 2010 and there were no stock options outstanding at December 31, 2010.

Cash Compensation

        Effective as of June 22, 2009, the Board of Directors approved the following compensation arrangements for the Company's non-employee directors. Each non-employee director of the Company receives an annual retainer of $40,000, except that the Chairman of the Board receives an annual retainer of $60,000. Each non-employee director that serves as Chairman of the Audit Committee of the Board (the "Audit Committee") also receives an additional annual retainer of $20,000. Each non-employee director that serves as Chairman of the Compensation Committee of the Board also receives an additional annual retainer of $12,500. Each non-employee director that serves as chairman of any other committee of the Board also receives an additional annual retainer of $7,500. Each non-employee director who serves on the Audit Committee (other than the Chairman) receives an additional retainer of $10,000. Each non-employee director who serves on any other committee of the Board (other than the Chairman) receives an additional retainer of $5,000. Annual retainers are paid in equal quarterly installments on the first day of each calendar quarter.

        In addition, each non-employee director, including the Chairman of the Board, is reimbursed for all reasonable out-of-pocket expenses incurred by such director in connection with attending any regular or special meeting of the Board or any regular or special meeting of any committee of the Board.

Stock Options

        The Company grants stock options to its non-employee directors under a stock option grant program for non-employee directors (the "Directors' Program") administered under the Company's 2008 Equity Incentive Plan.

        Under the Directors' Program, each person who becomes a non-employee director of the Company is automatically granted a non-qualified stock option to purchase 25,000 shares of common stock on the date of his or her initial election, except that any person who becomes the Company's Chairman of the Board (other than an employee of the Company) is automatically granted a nonqualified stock option to purchase 50,000 shares of common stock on the date of his or her initial election (each, an "Initial Grant"). Initial Grants vest in equal installments on each of the first, second and third anniversaries of the date of grant, assuming continued service on the Board for such periods.

        In addition, under the Directors' Program, each non-employee director is automatically granted a non-qualified stock option to purchase 20,000 shares of common stock immediately following each year's annual meeting of stockholders, except that the Chairman of the Board is automatically granted a non-qualified stock option to purchase 30,000 shares of common stock immediately following each year's annual meeting of stockholders (each, an "Annual Grant"). Annual Grants fully vest on the date of the next year's annual meeting of stockholders, assuming continued service as a director during such period. However, any non-employee director who received an Initial Grant within three months prior to an annual meeting is not eligible to receive an Annual Grant until the second annual meeting after his or her Initial Grant.

        All stock options granted under the Directors' Program have a term of 10 years and an exercise price equal to the closing price of a share of the Company's common stock on the date of grant.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

        Related-person transactions have the potential to create actual or perceived conflicts of interest between the Company and its directors and executive officers or their immediate family members. Under its charter, the Audit Committee is charged with the responsibility of reviewing and approving all related-person transactions as required by NASDAQ rules. To assist in identifying such transactions for fiscal year 2010, the Company distributed questionnaires to directors, officers and beneficial owners of more than 5% of any class of the Company's common stock.

        Current SEC rules define a related-person transaction to include any transaction, arrangement or relationship in which the Company is a participant and in which any of the following persons has or will have a direct or indirect interest:

  •
  an executive officer, director or director nominee of the Company;

  •
  any person who is known to be the beneficial owner of more than 5% of the Company's common stock;

  •
  any person who is an immediate family member (as defined under Item 404 of Regulation S-K) of an executive officer, director or director nominee or beneficial owner of more than 5% of the Company's common stock; or

  •
  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any of the foregoing persons, has a 5% or greater beneficial ownership interest.

        Although the Company does not have a formal policy in regards to related-person transactions, the Audit Committee may consider the following factors when deciding whether to approve a related-person transaction:

  •
  the nature of the related person's interest in the transaction;

  •
  the material terms of the transaction, including, without limitation, the amount and type of the transaction;

  •
  the importance of the transaction to the related person;

  •
  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

  •
  any other matters deemed appropriate.

Certain Related-Person Transactions

Severance Arrangements

        The Company has established a Severance Benefit Plan to provide for the payment of severance benefits to all full-time employees who do not otherwise have separate employment agreements with the Company and whose employment is involuntarily terminated due to a change-in-control of the Company.

        The Change of Control Severance Benefit Schedule under the Severance Benefit Plan provides that if the Company terminates an eligible employee's employment without just cause or if the eligible employee resigns for good reason within two months prior to or six months following the effective date of a change-in-control of the Company, and upon the eligible employee's execution of a general release releasing the Company from all claims known or unknown that the eligible employee may have against the Company, the eligible employee will be entitled to receive the following severance benefits:

  •
  If the eligible employee holds a position with the Company of director or above, the Company will pay the employee a lump-sum cash payment equal to (i) six months of the employee's base salary then in effect plus an additional two weeks base salary for each 12 months of continuous service with the Company, up to a maximum of 52 weeks, plus (ii) the employee's target bonus award for the year in which the employee's employment terminates, prorated through the date of termination. Eligible employees who are entitled to severance under this paragraph with more than five but fewer than 12 full months of continuous service with the Company will be deemed to be in continuous service with the Company for 12 full months.

  •
  If the eligible employee holds a position with the Company below director, the Company will pay the employee a lump-sum cash payment equal to (i) three months of the employee's base salary then in effect plus an additional two weeks base salary for each 12 months of continuous service with the Company, up to a maximum of 52 weeks, plus (ii) the employee's target bonus award for the year in which the employee's employment terminates, prorated through the date of termination. Eligible employees who are entitled to severance under this paragraph with more than five but fewer than 12 full months of continuous service with the Company will be deemed to be in continuous service with the Company for 12 full months.

  •
  Full acceleration of vesting of any outstanding stock options and other stock awards issued to the eligible employee.

  •
  Payment of premiums for the eligible employee's group health insurance COBRA continuation coverage after the date of termination for the number of weeks that are used to determine the amount of the eligible employee's cash severance as described above.

  •
  Outplacement assistance through an outside organization as a resource to aid in the eligible employee's career transition.

Indemnity Agreements

        The Company has entered into indemnity agreements with all of its directors and executive officers, which provide, among other things, that the Company will indemnify such director or executive officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices Regarding the Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials or other annual meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are Allos stockholders will be "householding" our proxy materials. A single Notice Regarding the Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be

"householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, please notify your broker or the Company. We will promptly deliver a separate Notice Regarding the Availability of Proxy Materials at no charge to any stockholder who sends a written request to Allos Therapeutics, Inc., Attention: Vice President, Corporate Communications and Investor Relations, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, or calls Monique Greer, Vice President, Corporate Communications and Investor Relations at 303-426-6262, and requests a separate copy. Stockholders who currently receive multiple copies of the Notice Regarding the Availability of Proxy Materials at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ MARC H. GRABOYES Marc H. Graboyes Secretary

April 29, 2011

A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2010 is available without charge upon written request to Allos Therapeutics, Inc., Attn: Vice President, Corporate Communications and Investor Relations, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. The Company's SEC filings are also available at the SEC's web site at www.sec.gov

Fulfillment 96981 98928 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/alth Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. ALLOS THERAPEUTICS, INC. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated in this example X THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR DIRECTOR LISTED BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSALS 2 and 4. FOR ALL NOMINEES: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 01 Stephen J. Hoffman, Ph.D., M.D., 02 Paul L. Berns, 03 Nishan de Silva, M.D., 04 Jeffrey R. Latts, M.D., 05 Jonathan S. Leff, 06 Timothy P. Lynch, 07 David M. Stout (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions Proposal 1: To elect seven directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors are elected. Proposal 2: To approve, on an advisory basis, the compensation of the Company’s named executive officers. Proposal 3: To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. Proposal 4: To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES. The Board of Directors recommends a vote for advisory Stockholder approval every 3 years. FOR AGAINST ABSTAIN 2 years 1 year 3 years Abstain

Fulfillment 96981 98928 You can now access your Allos Therapeutics, Inc. account online. Access your Allos Therapeutics, Inc. account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Allos Therapeutics, Inc., now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2011 Annual Report to Stockholders are available at: https://materials.proxyvote.com/019777 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. ALLOS THERAPEUTICS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 21, 2011 The undersigned hereby appoints Paul L. Berns and Marc H. Graboyes, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Allos Therapeutics, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Allos Therapeutics. Inc. to be held at the Westin Westminster Hotel, 10600 Westminster Boulevard, Westminster, Colorado 80020 on Tuesday, June 21, 2011 at 8:00 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED IN PROPOSAL 1, IN FAVOR OF PROPOSALS 2 AND 4, AND FOR THREE YEARS ON PROPOSAL 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)

QuickLinks

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF SOLICITATION OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF "THREE YEARS" ON PROPOSAL 3.
PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
  Compensation Discussion & Analysis
Director Compensation for Fiscal 2010
TRANSACTIONS WITH RELATED PERSONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS